UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material Under Rule 14a-12
Carriage Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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carriage

carriageservices.com

CARRIAGE SERVICES

PROXY STATEMENT

2024

INNOVATION

PARTNERSHIP

SERVICE

CARRIAGE SERVICES, INC. 3040 Post Oak Boulevard, Suite 300 Houston, Texas 77056

March 29, 2024

Dear Fellow Shareholder:

We are pleased to invite you to the 2024 Annual Meeting of Shareholders of Carriage Services, Inc. (“Carriage”). The Annual Meeting will be held at 3040 Post Oak Boulevard, Lobby Conference Room, Houston, Texas 77056 on Tuesday, May 14, 2024, at 9:00 a.m., Central Time. Whether or not you plan to attend the Annual Meeting, we ask that you participate by casting your vote at your earliest convenience.

2023 will be remembered as a milestone year in Carriage’s history, as we finalized Mel Payne’s CEO succession plan that he first announced in June 2021, added diverse new skill sets to our Board with the addition of three new Directors, acquired and began the integration of one of the highest revenue generating businesses in the Company’s history, and continued our shareholder engagement focus, acting upon much of the feedback we received, which will be highlighted throughout this Proxy Statement.

As we wrap up the first quarter of 2024 and look forward to the journey ahead for our Company, we are excited about our vision of the future of Carriage, which we recently highlighted with our new purpose statement: ‘Creating premier experiences through innovation, empowered partnership, and elevated service.’ This new purpose statement continues to build upon the foundation that set us apart when we were founded in 1991 by Mel and, by embracing this new cultural mindset, will be central to our growth and continued journey as leaders in the funeral and cemetery profession. With this renewed focus, we will prioritize innovative thought, challenging norms, and fostering strong partnerships leading to exceptional service across the Carriage family, all of which we believe will support our strategic initiatives and drive value creation for our shareholders.

As Non-Executive Chairman and Vice Chairman of the Board of Directors, we encourage our shareholders to take the time to get to know the story of Carriage, our history, vision, and strategy, and the people who are leading our Company to new heights by embracing our rich history and unique culture while continuously working to identify areas where we can get even better. Before voting your shares, we encourage you to read our releases and reach out if you have questions or would like to learn more. Both our Board and Executive Management team will be happy to visit with you, or put you in touch with any one of our wonderful leaders located throughout the country.

As we have done many times before, we invite all shareholders to visit any of our businesses or travel to Houston to meet our Support Center team, where you can see our teams working towards creating a premier experience through innovation, empowered partnership, and elevated service for our Company and the families we serve.

We hope you can join us on May 14th and we encourage you to read the Notice of Annual Meeting and Proxy Statement, which contains information about the voting options, instructions, and descriptions of the proposals for this meeting. It is important that your voice is heard and your shares are represented at the Annual Meeting by casting your vote as soon as possible. Thank you for your belief in, and support of, Carriage and the people who serve our families and drive high performance every day across our portfolio of funeral homes and cemeteries.

Sincerely,

Chad Fargason Non-Executive Chairman of the Board	Carlos R. Quezada. Vice Chair of the Board and Chief Executive Officer

CARRIAGE SERVICES, INC.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME: May 14, 2024 9:00 a.m. Central Time

MEETING AGENDA

1.  Elect two (2) class I directors to serve until the 2027 Annual Meeting;

2.  To approve, on an advisory basis, our 2023 Named Executive Officers’ compensation; and

3.  Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2024.

PLACE: Carriage Services, Inc. 3040 Post Oak Boulevard, Lobby Conference Room, Houston, Texas 77056
RECORD DATE: March 15, 2024

YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	IN PERSON Attend the Annual Meeting

We are pleased to continue taking advantage of the Notice & Access method of delivery for our Annual Report, Proxy Statement and other Proxy materials (collectively the “Proxy Materials”). The Proxy Materials will be available online as described in this Proxy Statement and hard copies will not be delivered, unless expressly requested by a shareholder.

On or about March 29, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) detailing how to access the Proxy Materials electronically and how to submit your proxy via the Internet. You are entitled to vote if you were a shareholder of record on March 15, 2024. The Notice also provides instructions on how to request and obtain paper copies of the Proxy Materials and proxy card or voting instruction form, as applicable. We continue to believe this process provides our shareholders with a convenient way to access the Proxy Materials and submit their proxies online, while reducing the environmental impact of our Annual Meeting and lowering the costs of printing and distribution.

If your shares are held in a stock brokerage account or by a financial institution or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process. Please note that you will need the control number provided on your Notice of Internet Availability of Proxy Materials in order to submit your proxy online.

By order of the Board of Directors,

Steven D. Metzger

President & Secretary

March 29, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING

TO BE HELD ON TUESDAY, MAY 14, 2024

The Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2023 Annual Report to Shareholders are available at

www.carriageservices.com.

PROXY STATEMENT

This Proxy Statement is being furnished to you by the Board of Directors (our “Board”) of Carriage Services, Inc. (“Carriage Services,” “Carriage,” the “Company,” “we,” “us” or “our”) for use at our 2024 Annual Meeting of Shareholders (our “Annual Meeting”).

Annual Meeting Date and Location

We intend to hold our Annual Meeting in person at our offices at 3040 Post Oak Boulevard, Lobby Conference Room, Houston, Texas 77056, on Tuesday, May 14, 2024, at 9:00 a.m., Central Time. If you plan to attend in person, please use the main lobby entrance where you will see an area to check in prior to entering the room.

In the event circumstances change to prevent or limit an in-person meeting, we may implement additional procedures or limitations on meeting attendees or determine that alternate Annual Meeting arrangements are advisable or required (i.e., a virtual-only meeting). If we determine that such alternative arrangements are advisable or required, then we will announce our decision and post additional information on our Investors Relations website at www.carriageservices.com and file a notice with the SEC. Please check this website in advance of the Annual Meeting date if you are planning to attend in person.

Delivery of Proxy Materials

Mailing Date and Delivery of Proxy Materials

On or about March 29, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our shareholders containing instructions on how to access the Proxy Materials and submit your proxy online. We have made these Proxy Materials available to you over the internet or, upon your request, have delivered paper copies of these materials to you by mail, in connection with the solicitation of proxies by the Board for our Annual Meeting.

Shareholders Sharing the Same Address

Each shareholder of record will receive one Notice of Internet Availability, regardless of whether you have the same address as another registered shareholder. If your shares are held in “street name” (that is, in the name of a financial institution, broker or other holder of record), applicable rules permit brokerage firms and the Company, under certain circumstances, to send one Notice of Internet Availability to multiple shareholders who share the same address. This practice is known as “householding.” Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided, you must contact your broker to revoke your consent. You may also contact the Company directly to request copies of materials by submitting a written request to our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, TX 77056. If your household is receiving multiple copies of the Notice of Availability and you wish to request delivery of a single copy, you should contact your broker directly.

Questions and Answers About Our Annual Meeting and Voting

Why am I receiving these proxy materials?

Our Board is soliciting your proxy to vote at our Annual Meeting because you owned shares of our common stock, par value $.01 per share (the “Common Stock”) at the close of business on March 14, 2024, the record date for our Annual Meeting (the “Record Date”), and are therefore entitled to vote at our Annual Meeting.

This Proxy Statement, along with a proxy card, is made accessible, free of charge to you, via the Internet at http://investors.carriageservices.com/annuals-proxies.cfm, or if elected, mailed to our shareholders on or about March 29, 2024. This Proxy Statement summarizes the information that you need to know in

2024 Proxy Statement  1

Proxy Statement

order to cast your vote at our Annual Meeting. As a shareholder, your vote is very important and our Board strongly encourages you to exercise your right to vote. You do not need to attend our Annual Meeting in person to vote your shares. Whether or not you plan to attend our Annual Meeting, we encourage you to vote your shares by voting via the Internet or completing, signing, dating and returning the enclosed proxy card in the envelope provided. See “About Our Annual Meeting – How do I vote my shares?” below.

What am I voting on and how does our Board recommend that I vote?

Proposal Number	Subject of Proposal	Recommended Vote	For details see pages starting on

1	Elect Julie Sanders and Somer Webb to our Board as Class I Directors.	FOR each nominee	7

2	Approve, on an advisory basis, our Named Executive Officers’ compensation, as presented in this Proxy Statement.	FOR the proposal	57

3	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR the proposal	59

We will also transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board has appointed Carlos R. Quezada, our Vice Chairman of the Board and Chief Executive Officer (“CEO”) and Steven D. Metzger, our President and Secretary, as the management proxy holders for our Annual Meeting. For shareholders who have their shares voted by duly submitting a proxy via the Internet, by mail, or in person at our Annual Meeting, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a shareholder appropriately specifies otherwise.

Who is entitled to vote at the meeting?

You may receive notice of and vote at our Annual Meeting if you were a shareholder of record as of the close of business on the Record Date. As of the Record Date, there were 15,149,686 shares of Common Stock outstanding and entitled to vote.

How many votes can I cast?

You are entitled to one vote for each share of Common Stock you owned on the Record Date on all matters presented at our Annual Meeting.

Why is my vote important?

Your vote is important regardless of how many shares of Common Stock you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient to you and cast your vote as soon as possible.

What is the difference between a shareholder of record and a “street name” holder?

Most shareholders hold their shares through a financial institution, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•

Shareholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered to be the shareholder of record with respect to those shares, and you have the right to grant your voting proxy directly with the Company or to vote in person at our Annual Meeting.

•

Street Name Shareholder. If your shares are held by a financial institution, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and your financial institution,

2  Carriage Services

Proxy Statement

broker or other nominee is the shareholder of record. As the beneficial owner, you have the right to direct your financial institution, broker or other nominee how to vote your shares and are also invited to attend our Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at our Annual Meeting unless you obtain a legal proxy from the shareholder of record prior to attending our Annual Meeting giving you the right to vote the shares. In order to vote your shares, you will need to follow the directions your financial institution, broker or other nominee provides to you.

How do I vote my shares?

Shareholders of Record. There are three ways to vote:

INTERNET

To vote via the internet, go to “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. You may vote online until 11:59 p.m., Central Time the day before the Annual Meeting.

BY MAIL

If you requested a copy of this Proxy Statement and proxy card and would like to vote by mail, please send your completed and signed proxy card in the prepaid envelope provided so that it is received in the mail by us by May 13, 2024. The shares you own will be voted according to the instructions on the proxy card that you provide. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR all of the proposals described in this Proxy Statement.

IN PERSON

If you attend our Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at our Annual Meeting. Attending our Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy prior to our Annual Meeting will not prevent you from attending our Annual Meeting and voting in person.

Street Name Shareholder. There are three ways to vote:

BY METHODS LISTED ON VOTING INSTRUCTION FORM

Please refer to the voting instruction form or other information forwarded by your financial institution, broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information they provided to you.

BY MAIL

You may indicate your vote by completing and signing your voting instruction card or other information forwarded by your financial institution, broker or other nominee and returning it to them in the manner specified in their instructions.

IN PERSON WITH A PROXY FROM THE RECORD HOLDER

You may vote in person at our Annual Meeting if you obtain a legal proxy from your financial institution, broker or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.

May I change or revoke my vote?

Yes, if you are a shareholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

•	submitting written notice of revocation no later than May 13, 2024 to our home office, which is located at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary;

•	timely submitting a proxy with new voting instructions using the Internet voting system;

•	submitting a later dated proxy with new voting instructions by mail that is received at our home office by May 13, 2024; or

•	attending our Annual Meeting and voting your shares in person.

If you are a street name shareholder and you vote by proxy, you may change your vote by submitting new voting instructions to your financial institution, broker or other nominee in accordance with such entity’s procedures. Please refer to the materials that your financial institution, broker or other nominee provided to you.

2024 Proxy Statement  3

Proxy Statement

What is a quorum?

A quorum is the presence at our Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on a matter at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. If a quorum is not present, our Annual Meeting may be adjourned or postponed until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at our Annual Meeting for the purpose of establishing a quorum.

What are “broker non-votes” and abstentions and how do they affect voting results?

If you hold your shares in “street name,” you will receive instructions from your financial institution, broker or other nominee describing how to vote your shares. If you do not instruct your financial institution, broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).

There are also non-discretionary matters for which financial institutions, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a financial institution, broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the financial institution, broker or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of the Class I Directors) and Proposal 2 (Advisory Vote to Approve our Named Executive Officer Compensation) and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 3 (Ratification of the Appointment of Grant Thornton LLP) in the discretion of the record holder.

Abstentions occur when shareholders are present at our Annual Meeting in person or by proxy but fail to vote or voluntarily withhold their vote for any of the matters upon which the shareholders are voting. Abstentions will have no effect on the election of directors but will have the effect of a vote against the other proposals being considered at the meeting.

What vote is required to approve each proposal?

•

Proposal 1 (Election of the Class I Directors): To be elected, each director nominee must receive the affirmative vote of at least a majority of the votes of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. This means that the director nominees with more votes cast in favor of than votes withheld from the election will be elected. Broker non-votes will have no effect on the outcome of the vote for directors.

•

Proposal 2 (Advisory Vote to Approve our Named Executive Officers’ Compensation): Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. In accordance with applicable Delaware law, abstentions will have no effect “for” or “against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, our Board or our Compensation Committee. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

•

Proposal 3 (Ratification of the Appointment of Grant Thornton LLP): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending

4  Carriage Services

Proxy Statement

December 31, 2024 requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. In accordance with applicable Delaware law, abstentions will have no effect “for” or “against” this proposal.

Who will bear the cost of soliciting votes for our Annual Meeting?

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, uploading to and hosting on the Internet, and printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our shareholders in connection with our Annual Meeting. In addition to this solicitation by internet or mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We reimburse financial institutions, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Where can I find the voting results?

We will report the voting results in a Current Report on Form 8-K with the SEC within four business days of our Annual Meeting.

May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?

You may submit proposals for consideration at future annual meetings. See “Shareholder Proposals for the 2025 Annual Meeting” for information regarding the submission of shareholder proposals for next year’s Annual Meeting.

How do I get directions to the Annual Meeting?

For directions to the Annual Meeting, please contact our Corporate Secretary at (713) 332-8400.

2024 Proxy Statement  5

PROXY SUMMARY

WHO WE ARE

Carriage was founded on the shared values of honesty, integrity, and a belief in the power of people. This foundation unites us in our new purpose statement: “Creating a premier experience through innovation, empowered partnership, and elevated service.” We are a consolidator and provider of funeral and cemetery services and merchandise in the United States, operating funeral homes and cemeteries nationwide. Our Common Stock is publicly traded on the NYSE, under the symbol CSV.

WHAT’S NEW! Meet our new Board members as of 2023. Each brings a unique skillset and background that supports the Company’s long-term growth strategy.
Chad Fargason SKILLS & QUALIFICATIONS • Financial Investments • Complex Portfolio Management • Strategic Growth Objectives • Capital Allocation Analysis • Business Valuation	Julie Sanders SKILLS & QUALIFICATIONS • Financial/Audit Leadership • Leading Transformative Initiatives • Large-Scale Business Enhancements • Capital Allocation Analysis

Somer Webb

SKILLS & QUALIFICATIONS

•  Financial Leadership

•  Financial Planning & Analysis

•  Driving Growth Through Business Intelligence

•  Strategic Growth Through Acquisition

•  Capital Allocation Analysis

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS

We currently have seven directors on our Board who each serve staggered three-year terms. At our Annual Meeting, the shareholders will elect two individuals to serve as our Class I Directors for a new three-year term expiring on the date of our 2027 Annual Meeting and until their successors are duly elected and qualified. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.

Our Corporate Governance Committee has recommended that we nominate Julie Sanders and Somer Webb for election at our Annual Meeting to serve as our Class I Directors for new three-year terms. Proxies may be voted for each of the Class I Directors. The biographical description for Ms. Sanders and Ms. Webb are included below.

As a result of the feedback we collected from our shareholders, the Company’s Board announced in 2023 that it would be focused on enhancing governance, including identifying new Board members with diverse skills, experiences, expertise, age, gender and backgrounds to align with the Company’s strategic vision. On June 15, 2023, Dr. Achille Messac resigned as a member of the Board, as a Class II director. On June 21, 2023, upon the recommendation of our Corporate Governance Committee, the Board elected Chad Fargason to serve as a Class II director until the Company’s 2025 Annual Meeting. Additionally, on that same day, the Board elected Melvin C. Payne to serve as Executive Chairman of the Board. On July 5, 2023, upon the recommendation of our Corporate Governance Committee, the Board elected Somer Webb to serve as a Class I director until the Company’s 2024 Annual Meeting. On July 24, 2023, Barry K. Fingerhut resigned as a member of the Board, as a Class I director. On July 25, 2023, upon the recommendation of our Corporate Governance Committee, the Board elected Julie Sanders to serve as a Class II director until the Company’s 2025 Annual Meeting.

On February 22, 2024, Mr. Payne, the Company’s founder and former CEO, stepped down as Executive Chairman of the Board and transitioned to serving as special advisor to the Board. In connection with stepping down as Executive Chairman, Mr. Payne, who is currently a Class I director, will remain on the Board until our 2024 Annual Meeting, when the term for Class I directors is scheduled to expire. On March 7, 2024, upon the recommendation of our Corporate Governance Committee, the Board elected Mr. Fargason to serve as the Company’s first ever Non-Executive Chairman of the Board.

On March 7, 2024, upon the recommendation of our Corporate Governance Committee, the Board realigned the Company’s classes of directors to provide for equal apportionment among the three classes, as contemplated by the Company’s Amended and Restated Certificate of Incorporation, as a result of Mr. Payne not seeking election to another term as a Class I director. To facilitate the class realignment, on March 7, 2024, Ms. Sanders resigned from the Board as a Class II director, and, effective March 7, 2024, was re-elected by the Board to serve as a Class I director until the Company’s 2024 Annual Meeting.

Directors are elected by a majority of votes cast. Our bylaws, which were amended and restated during 2023 in connection with our focus on governance and responsiveness to shareholder feedback, provide that in an uncontested election, if the nominee director does not receive a majority of the votes cast, the nominee must promptly deliver a written resignation to our Board, which shall be immediately accepted and the directorship will become vacant and the Board may either fill the vacancy by a majority vote or decrease the size of our Board. In the event of a contested election of directors, our bylaws provide that directors will be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

2024 Proxy Statement  7

Proposal No. 1 Election of Class I Directors

Independence	Diversity*	Age*	Tenure*

* Independent Directors only

Skills and Qualifications

Industry Experience

Senior Leadership Experience

Risk Oversight and Management Experience

Operations Experience

Regulatory Experience

Finance / Accounting

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. In particular, our Board seeks individuals who demonstrate:

•	A deep, genuine belief, understanding and commitment to our being the best mission and our guiding principles;

•	Business and investment savvy, including an owner-oriented attitude and conviction that Carriage has evolved into a high value, superior investment platform; and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our high performance culture.

Described below are the principal occupations, positions and directorships for at least the past five years of our director nominees and continuing directors, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.

8  Carriage Services

Proposal No. 1 Election of Class I Directors

Nominees for Director

Julie Sanders Senior Vice President and Chief Audit Executive of Dell Technologies Age: 55 Director since 2023 (Class I) Committees: • Compensation • Audit • Corporate Gov.

Julie Sanders currently serves as Senior Vice President and Chief Audit Executive at Dell Technologies (“Dell”), a publicly traded, technology and services company. Ms. Sanders joined Dell in 2002, and has held a variety of finance, accounting and management roles. Prior to her Chief Audit Executive appointment in 2021, Ms. Sanders was previously Senior Vice President, Global Auditing & Consulting, from 2018 to 2021, and Senior Vice President, Global Revenue, from 2014 to 2018, for Dell. In these leadership roles, Ms. Sanders was responsible for global revenue recognition, revenue operations and global accounting, along with overseeing financial planning and analysis for Dell’s commercial business. Before joining Dell, Ms. Sanders served as Chief Financial Officer for Jardine Foods and Merinta, and also held accounting and finance management positions at Bear Stearns and J. Crew. Ms. Sanders began her career at KPMG, LLP. Ms. Sanders holds a B.B.A. in Accounting from Baylor University and is a Certified Public Accountant.

Additional Qualifications:

Ms. Sanders brings to the Board over 30 years of financial and audit leadership experience, along with extensive experience in transformative initiatives as it relates to financial systems, including the development and implementation of large-scale enhancements and capabilities.

Somer Webb Chief Financial Officer of Authority Brands Age: 45 Director since 2023 (Class I) Committees: • Compensation (Chair) • Audit • Corporate Gov.

Somer Webb currently serves as Chief Financial Officer (“CFO”) of Authority Brands, a leading home service franchise brands company that includes 15 brands operated across more than 2,000 locations. Prior to her CFO appointment in January 2024, she was previously CFO for Solo Brands, Inc., a direct-to-consumer platform company for outdoor and lifestyle brands, from May 2022 to December 2023, and was CFO for Kent Outdoors, a sporting goods manufacturer, from January 2022 to May 2022. Prior to Kent Outdoors, she spent six years with Worldwide Express, a global logistics provider, where she held a variety of roles of increasing responsibility beginning in 2016 and ultimately served as CFO from February 2019 to January 2022. Before joining Worldwide Express, she held leadership positions at Southwest Airlines, DaVita Healthcare Partners, Match Group, Amazon, and Yum Brands. Ms. Webb holds a B.B.A. in Management Information Systems from Baylor University and an M.B.A. from The University of Texas at Arlington.

Additional Qualifications:

Ms. Webb has over 15 years of financial leadership experience at both public and private companies, along with extensive experience in capital allocation strategies, financial planning and analysis, M&A valuation and integration, and driving organic growth through business intelligence insights.

You may not cumulate your votes in the election of the Class I Director nominees. You may withhold authority to vote for the nominee for director. If a nominee becomes unable to serve as a director before our Annual Meeting (or decides not to serve), the individuals named as proxies will vote, in accordance with instructions provided, for such other nominee as we may designate as a replacement or substitute, or our Board may reduce the size of the Board to eliminate the vacancy.

BOARD RECOMMENDATION

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS I DIRECTOR NOMINEES.

2024 Proxy Statement  9

Proposal No. 1 Election of Class I Directors

Continuing Directors

Chad Fargason

Non-Executive Chairman of the Board and Senior Portfolio Manager for Vaughn Nelson Investment Management

Age: 51

Director since 2023 (Class II)

Committees:

•  Compensation

•  Audit

•  Corporate Gov. (Chair)

Chad Fargason currently serves as Senior Portfolio Manager for Vaughan Nelson Investment Management, an investment manager with approximately $15 billion under management. Mr. Fargason has been with Vaughan Nelson for more than ten years. Prior to joining Vaugh Nelson, he spent ten years with the global investment firm, KKR & Co., Inc. Mr. Fargason holds a B.A. in Mathematics from Rice University and both a Masters and Ph.D in Mathematics from Duke University.

Additional Qualifications:

Mr. Fargason serves as our Chairman of the Board and brings extensive experience and insight into financial investments, capital allocation, valuations and assessing investment opportunities to pursue strategic growth objectives, providing the Board expertise on similar issues which are aligned with the Company’s long-term growth strategy.

Douglas B. Meehan Co-Chief Investment Officer for van Biema Value Partners, LLC Age: 52 Director since 2018 (Class III) Committees: • Compensation • Audit • Corporate Gov.

Douglas B. Meehan currently serves as the Co-Chief Investment Officer for van Biema Value Partners, LLC, an investment management firm, where he has worked since 2012. Prior to joining van Biema Value Partners, Mr. Meehan worked as a research analyst at a proprietary securities fund within Sentinel Real Estate Corp., a privately held real estate investment advisor in New York. He also worked with Duma Capital Partners, a multi-strategy hedge fund, as a research analyst. Mr. Meehan received a B.A. in Philosophy from Columbia University, a Ph.D in Philosophy and Cognitive Science from the City University of New York Graduate Center, and an M.B.A. from Columbia Business School, where he participated in the Applied Value Investing Program.

Additional Qualifications:

Mr. Meehan brings to the Board his extensive financial markets and real estate experience, as well as experience with sophisticated transactions.

10  Carriage Services

Proposal No. 1 Election of Class I Directors

Donald D. Patteson, Jr.

Former Chairman of the Board of Directors and Chief Executive Officer of Sovereign Business Forms, Inc. (“Sovereign”)

Age: 78

Director since 2011 (Class III)

Committees:

•  Compensation

•  Audit (Chair)

•  Corporate Gov.

Donald D. Patteson, Jr. was the founder and, prior to its sale in June 2014, the Chairman of the Board of Directors of Sovereign Business Forms, Inc. (“Sovereign”), a consolidator in a segment of the printing industry. He also served as Chief Executive Officer of Sovereign from August 1996 until his retirement in August 2008. Prior to founding Sovereign, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. He also served on the Board of Directors of Rosetta Resources Inc. and Cal Dive International, Inc. until 2015. Mr. Patteson received a B.A. and an M.B.A. with a concentration in finance from the University of Texas.

Additional Qualifications:

Mr. Patteson brings to the Board his executive experience as a Chief Executive Officer and Chief Financial Officer, enabling him to provide the Board with executive and financial management expertise, as well as experience with major financial transactions.

Melvin C. Payne Co-Founder of Carriage, Former Executive Chairman of the Board and Former CEO Age: 81 Director since 1991 (Class I) Committees: • None

Melvin C. Payne, co-founder of Carriage, has been a director since our inception in 1991 and currently serves as a special advisor to the Board and the Company. Mr. Payne was previously our Chairman from December 1996 until February 2024, and previously served as our CEO until June 21, 2023. Prior to co-founding Carriage, Mr. Payne held a variety of financial and executive leadership roles, including serving as an Executive Vice President for WEDGE Group where he focused on leveraged buyouts; serving as Chief Financial Officer and then President and Chief Executive Officer for Independent Refining Company; serving as Head of the Chemical Division for Texas Commerce Bank; and overseeing the analysis and private placement of industrial and commercial loans at Prudential Insurance Company.

Additional Qualifications:

Mr. Payne, a Vietnam Veteran, earned a B.S. in Chemical Engineering from Mississippi State University and an M.B.A. from Tulane University. As co-founder and prior CEO, Mr. Payne brings to the Board a unique knowledge of the Company, along with his passion for our Company.

2024 Proxy Statement  11

Proposal No. 1 Election of Class I Directors

Carlos R. Quezada Vice Chairman of the Board and CEO Age: 53 Director since 2022 (Class II) Committees: • None

Carlos R. Quezada was named our Chief Executive Officer in June 2023 and also serves as our Vice Chairman of the Board. Mr. Quezada joined the Company in 2020 as Vice President of Cemetery Sales and Marketing. He was promoted to Senior Vice President of Sales and Marketing in 2021. On June 1, 2021, he was appointed Executive Vice President and Chief Operating Officer. Immediately before being named the Company’s CEO, Mr. Quezada served as its President and Chief Operating Officer, along with being previously appointed Vice Chair of the Board of Directors on February 22, 2023. Before joining our Company, Carlos R. Quezada was a Managing Director at Service Corporation International (“SCI”) from 2009 to 2020. At SCI, he played influential roles in both sales and operations, reinforcing his expertise in these areas.

Additional Qualifications:

Mr. Quezada’s professional experience spans more than two decades in the hospitality industry, holding diverse leadership positions, including Chief Executive Officer, President, and Chief Operating Officer for privately held multi-unit entities in the sector, providing the Board with executive and operational experience and insight.

12  Carriage Services

BOARD LEADERSHIP & CORPORATE GOVERNANCE

2023: Shareholder Feedback and Prioritizing Corporate Governance

Since Carriage’s 2023 Annual Meeting of Shareholders, we have made a number of significant changes to support our focus on corporate governance, including:

Partnering with a third-party executive search firm to recruit three new directors to serve on Carriage’s Board	Amending our bylaws to require the resignation of any director who fails to receive a majority of votes cast by shareholders in an uncontested election; and	The Board’s election of Chad Fargason to serve as the Company’s first ever Non-Executive Chairman of the Board

2023 was a year during which Carriage sought feedback from many of our shareholders and prioritized the evolution of our corporate governance framework. Since a thoughtful approach to governance begins with the individuals serving on the Board, Carriage partnered with a third-party executive search firm and recruited three new independent directors to help drive this focus. Concurrent with the addition of three new directors in 2023, two incumbent directors resigned from the Board.

Each of these three new directors brings a diverse skill set, deep experience, and a fresh perspective that directly aligns with Carriage’s long-term growth strategy, with a particular emphasis on financial acumen, capital allocation experience, and valuation expertise. Two of the three directors, Julie Sanders and Somer Webb, have been nominated by the Board this year to serve three-year terms as Class I directors. The third recently added director, Chad Fargason, was elected by the Board in March of this year to serve as the Company’s first ever Non-Executive Chairman of the Board.

In addition to listening to, and acting upon, the feedback from our shareholders regarding greater diversity on our Board, we also amended our bylaws to ensure that only directors who receive a majority of the votes cast in an uncontested election, will serve on our Board moving forward.

2024: Maintaining the Focus on Feedback and Improvement

As will be discussed in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Board and Executive Management team are committed to building upon the momentum demonstrated in 2023. Among the focuses in 2024:

Our Compensation Committee and Executive Management team have partnered with Pearl Meyer to identify a new peer group and redesign both short-term and long-term executive incentive compensation programs;	The Board and Executive Management team are currently finalizing stock ownership guidelines for both directors and officers; and	The Company has consulted with advisors on enhancing its disclosures related to its sustainability efforts.

2024 Proxy Statement  13

Corporate Governance

Risk Oversight of the Board

We believe that the oversight function of our Board and its committees, combined with active dialogue with management about effective risk management relative to continuously assessing for the right quality of staff at all levels, provides our Company with the appropriate framework to help ensure effective risk oversight.

Additionally, a significant amount of time is spent by our Board and committees, in partnership with management, discussing how we identify, assess and manage our most significant risk exposures with respect to our Company, leadership and people. For example, our Audit Committee routinely meets with our internal audit and external audit teams and the Board is involved in regular discussions during operational and strategic reviews with the Company’s Executive Management team, as well as discussions surrounding the programs, policies, processes and controls related to the Company’s financial activities and performance; controllership and financial reporting; executive officer development and evaluation; compliance with the Company’s Code of Business Conduct and Ethics; applicable laws and regulations; information technology; and internal audits. Our Board also relies on each of its committees to help administer its oversight duties for those areas which they have oversight responsibilities. For example, on February 22, 2023, our Board adopted revisions to the Company’s Code of Business Conduct and Ethics based on recommendations from the Audit Committee following its periodic review, which included, among other things, clarifying existing compliance requirements and expanding certain policies, including those related to bribery and kickbacks, antitrust, political activity and improper influence on auditors, all of which are reasonably designed to support the Company’s compliance with applicable rules and regulations and mitigate related compliance risks.

Director Qualification, Experience and Tenure

Our Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of our Board, with significant input from our Executive Management team. It is the position of our Corporate Governance Committee that, as a company of our size in the specialized field of the funeral and cemetery industry, it is important for our directors to understand, support and align with our culture.

While it is difficult to define what the perfect director candidate looks like for Carriage, we believe diversity of all kinds, including, but not limited to, experience, age, gender, ethnic background, skills, perspective and background are important contributing factors to effective decision-making. Thus, the Corporate Governance Committee believes it is in the best interest of Carriage to identify the best candidates for its board, cognizant of diversity in all forms and will continue to find ways to ensure that it is doing so.

For Carriage, diversity of all kinds, including, but not limited to, experience, age, gender, ethnic background, skills, perspective and background are important contributing factors to effective decision-making. Thus, the Corporate Governance Committee believes it is in the best interest of Carriage to identify the best candidates for its board, cognizant of diversity in all forms, and will continue to find ways to ensure that it is doing so.

None of our directors serve on any other public company boards and we prefer candidates who are focused on helping Carriage achieve our long-term growth objectives, rather than serving on numerous public company boards. We currently have no established term limits or age restrictions, as we do not wish to risk losing the contribution of directors who have been able to develop historical insight and a deep understanding of our unique industry and operating model.

We currently have seven directors on our Board who each serve staggered three-year terms. Five directors are independent. The average age of all directors currently serving on our Board is 59 years. The average age of all independent directors is 56 years. The average tenure of all independent directors is 4.2 years.

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Corporate Governance

Director Nomination Process

Our Corporate Governance Committee, with assistance from internal and external resources as the Corporate Governance Committee desires, identifies potential candidates for our Board based upon the criteria set forth above. Once a potential candidate is identified and the individual expresses a willingness to be considered for election to our Board, our Corporate Governance Committee and Mr. Fargason will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When this process is complete, our Corporate Governance Committee tenders its recommendation to our full Board for consideration.

Our Corporate Governance Committee will also consider candidates recommended by shareholders in the same manner. A stockholder may recommend nominees for director by giving our Corporate Secretary a written notice not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. For our 2025 Annual Meeting of Shareholders, the deadline will be February 13, 2025, based upon this year’s meeting occurring on May 14, 2024. The notice must include, amongst other things, the name and address of the stockholder giving notice and the number of shares of Common Stock beneficially owned by the stockholder, as well as the nominee’s full name, age, business address, principal occupation or employment, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the nominee’s written consent to the nomination and to serve, if elected.

Organization and Committees of Our Board

All members of the Board are strongly encouraged to attend each meeting of the Board and meetings of the Board committees on which they serve, as well as our Annual Meeting. Due to the Board’s review of strategic alternatives last year, our Board held eighteen (18) regularly scheduled meetings and acted by unanimous written consent eight (8) additional times during the calendar year 2023. During this period each of our then current Board members attended all of the meetings of our Board, except for Mr. Payne who was unable to attend the meeting held on February 22, 2023, along with Mr. Fingerhut being unable to attend the meeting held on July 5, 2023. In addition, each year we hold the Annual Meeting on the same day as our Board and committee meetings such that all directors may attend the Annual Meeting. All of our then current directors attended the 2023 Annual Meeting of Stockholders.

Our Board has a Compensation, Audit and Corporate Governance Committee. The current members of each committee as of the Record Date are identified in the table below. Each of these committees has its own charter, and a copy of the current version is available on our website at www.carriageservices.com. The functions of each committee and the number of meetings held during 2023 are described below.

Director	Compensation	Audit	Corporate Governance

Melvin C. Payne(*)(**)	—	—	—

Chad Fargason(I)(C)	X	X	Chair

Douglas B. Meehan(I)	X	X	X

Donald D. Patteson, Jr.(I)	X	Chair	X

Carlos R. Quezada(*)	—	—	—

Julie Sanders(I)	X	X	X

Somer Webb(I)	Chair	X	X
(*)	Neither Mr. Payne nor Mr. Quezada is independent as Former Executive Chairman, and CEO of the Company, respectively.
(**)	Mr. Payne will be resigning from the Board effective as of the date of the 2024 Annual Meeting.
(I)	Independent Director.
(C)	Non-Executive Chairman of the Board.

2024 Proxy Statement  15

Corporate Governance

Compensation Committee

Our Compensation Committee’s principal functions and responsibilities are to:

•	review, evaluate and approve our executive officer compensation plans, policies and programs;

•	recommend to our Board non-employee director compensation plans, policies and programs;

•	produce the Compensation Committee Report on executive compensation for inclusion in our proxy statement for our Annual Meeting of Shareholders;

•	administer, review and approve grants under our stock incentive plans; and

•	perform such other functions as our Board may assign from time to time.

Generally, our Board has charged our Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers and senior leadership team. Executive compensation matters are presented to the Compensation Committee in a variety of ways, including: (1) at the request of our Compensation Committee Chair or two or more members of the Compensation Committee or two members of our Board, (2) in accordance with our Compensation Committee’s agenda, which is reviewed by our Compensation Committee members and other directors on an annual basis, (3) by our CEO or (4) by our Compensation Committee’s outside compensation consultant.

To the extent permitted by applicable law, our Compensation Committee may delegate some or all of its authority under its charter to its chair, any one of its members, or any subcommittees it may form when it deems such action appropriate. Mr. Quezada, as our CEO, makes recommendations on compensation decisions for those other than himself based on the individual performance of each executive officer or senior leader and the Company’s overall performance. Management’s role in determining executive compensation includes:

•

developing, summarizing and presenting compensation information and analysis to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•

developing recommendations for individual executive officer and senior leadership bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.

Our Compensation Committee makes all final decisions regarding executive officer compensation.

Our Compensation Committee held three (3) regularly scheduled meetings during 2023 and acted by unanimous written consent one (1) additional time. Each of our then current members of the Compensation Committee was present at all meetings. Our Board has determined that all members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

16  Carriage Services

Corporate Governance

Audit Committee

Our Audit Committee’s principal functions and responsibilities are to:

•	assist our Board in fulfilling its oversight responsibilities regarding the:

•	integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

•

qualifications and independence of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other review or attestation services for Carriage;

•	performance of our internal audit function and independent auditors;

•	whistleblower hotline and associated reporting procedures; and

•	compliance by Carriage with legal and regulatory requirements.

•	perform such other functions as our Board may assign to our Audit Committee from time to time.

In connection with these purposes, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm and confirms its independence. The Audit Committee also reviews our annual and quarterly financial statements and meets with our Executive Management team and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies.

Our Audit Committee held five (5) regularly scheduled meetings during 2023 and did not act by unanimous written consent. Each of our then current members of the Audit Committee was present at all meetings. All members of our Audit Committee are independent as defined in the NYSE’s listing standards and by Rule 10A-3 promulgated under the Exchange Act. Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Patteson has the necessary accounting and financial expertise to serve as Chair. Our Board has also determined that Mr. Patteson and Mses. Sanders and Webb are “audit committee financial experts” following a determination that they each met the criteria for such designation under the SEC’s rules and regulations. See the “Audit Committee Report” on page 58 for additional information regarding our Audit Committee.

Corporate Governance Committee.

Our Corporate Governance Committee’s principal functions and responsibilities are to:

•	assist our Board by identifying individuals qualified to become Board members, and to recommend to our Board the director nominees for the next Annual Meeting of Shareholders;

•	assist our Board with succession planning for our CEO and other members of the Executive Leadership team;

•	lead our Board in its annual review of the performance of our Board and its committees;

•	review the Company’s compliance programs, including, but not limited to, the Code of Business Conduct and Ethics and the Insider Trading and Anti-Hedging Policy; and

•	perform such other functions as our Board may assign to our Corporate Governance Committee from time to time.

Our Corporate Governance Committee held five (5) regularly scheduled meetings during 2023 and did not act by unanimous written consent. Each of our then current members of the Corporate Governance Committee was present at all meetings, except for Mr. Fingerhut who was unable to attend the meeting held on July 5, 2023.

2024 Proxy Statement  17

Corporate Governance

Director Independence

In accordance with applicable laws, regulations, our Corporate Governance Guidelines, and the rules of the NYSE, our Board must affirmatively determine the independence of each director and director nominee. Accordingly, our Board determined that Mses. Sanders and Webb and Messrs. Fargason, Meehan, and Patteson do not have a material relationship with Carriage (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Carriage) and are “independent” as defined under the NYSE’s listing standards and by the SEC under Item 407(a) of Regulation S-K.

Neither Mr. Payne nor Mr. Quezada is independent because Mr. Quezada is an employee of Carriage and currently serves as our CEO, and Mr. Payne was an employee of Carriage until February 22, 2024.

Board’s Interaction with Shareholders

Our CEO and Executive Management team are responsible for establishing effective communication with our shareholders. Independent directors are not precluded from meeting with shareholders, but where appropriate, our CEO or other members of our Executive Management Team should be present at such meetings.

Shareholders and other interested parties may contact any member of our Board or any of its committees by addressing any correspondence in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the independent directors, our Corporate Secretary will send appropriate shareholder communications to the Chairman. In the case of communications addressed to a committee of our Board, our Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

Annual Evaluations

In accordance with our Corporate Governance Guidelines, our Board members perform annual self-evaluations. These self-evaluations are conducted through written questionnaires circulated, typically in January prior to the first regularly scheduled meeting of the Board. At the first regularly scheduled Board meeting before the Annual Meeting of Shareholders, detailed results of the self-evaluations are provided to the Corporate Governance Committee Chairman and discussed at the Board meeting.

Corporate Governance Guidelines, Business Conduct and Ethics

Our Company is committed to integrity, reliability and transparency in our disclosures to the public. To evidence this commitment, our Board has adopted charters for its committees, Corporate Governance Guidelines, and a Code of Business Conduct and Ethics. These documents, in addition to our bylaws, provide the framework for our corporate governance.

A complete copy of the current version of each of these documents is accessible through our website at www.carriageservices.com or you may receive copies free of charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

During 2023, Mses. Sanders and Webb and Messrs. Fargason, Meehan, and Patteson served on our Compensation Committee. None of Mses. Sanders and Webb and Messrs. Fargason, Meehan, and Patteson at any time have been an officer or employee of our Company, nor had any substantial business dealings with us that would require disclosure in accordance with our Related Party Transactions Review Policy. Prior to their resignations from the Board on June 15, 2023 and July 25, 2023 respectively, Dr. Achille Messac and Barry Fingerhut also served on our Compensation Committee and neither had been an officer or employee of our Company nor had any substantial business dealings with us that would require disclosure in accordance with our Related Party Transactions Review Policy.

18  Carriage Services

Corporate Governance

None of our Named Executive Officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

GovernanceHighlights:

✔  Non-Executive Chairman of the Board elected in 2024;

✔  Approximately 40% of our independent directors are women;

✔  Reduced the average age of our independent directors by ~12 years, and the average tenure of our independent directors by 3.5 years in 2023;

✔  Adopted a majority voting requirement in uncontested Director elections in 2023;

✔  No shareholder rights plan or “poison pill”;

✔  Annual Board and Committee evaluation process; and

✔  Anti-hedging policies applicable to all Directors and Officers.

2024 Proxy Statement  19

Carriage Culture

Driving Positive Social and Environmental Impacts

Our Commitment to an Empowered and Enduring

Company, Culture, and Partnership with our Communities

At Carriage, we focus on empowering people to make thoughtful and broadly meaningful decisions throughout our Company and within our community. Our focus when it comes to building and continuously developing a company and culture of empowered leaders has been, and always will be, people.

Social Impact

Investment in People

Everything begins with our employees. We empower our team to make decisions that will have a positive and lasting impact, not only on the client families who we are privileged to serve, but also within our communities, ultimately resulting in long-term value for our shareholders. In order to equip, position and motivate our employees to make these important, and often local decisions, we are intentional in creating a culture driven by education, awareness, and resources. We have written extensively over the years about our unique culture and encourage our shareholders to review prior releases for greater insight.

In combination with this focus on culture, we also invest holistically in our employees, from education and development (e.g. health and safety training, tuition reimbursement programs, etc.) to financial wellness (e.g. an employee stock purchase plan, 401k Plan with a company match, etc.) to an overall focus on physical and mental well-being (free biometric screenings resulting in discounts on health insurance, discounts on gym memberships, an employee assistance program, etc.). We have an internal “Wellness Committee” which is comprised of a number of Carriage employees who have a passion for, and are focused on, continuing to build upon a program of enhanced and broad wellness opportunities for our approximately 2,600 employees.

People Driven Purpose

Our focus on people and culture begins with our employees, who then lead the service provided to our client families along with our partnership with the numerous communities of which we are a part. As it relates to our focus on partnership with our client families and our communities, our businesses are intimately involved with their respective communities at a local level. We encourage any shareholder who would like to learn more about the unique relationships between our businesses and their local communities to reach out to one of our Managing Partners.

At a broader level of support and engagement, “Carriage Cares” is our 501(c)(3) non-profit organization which is overseen by a committee of employees. While currently entirely funded by our employees, Carriage Cares was initially established years ago to support fellow employees who were adversely impacted by natural disasters. The purpose and reach of Carriage Cares has since grown through the passion of its committee members who have worked together to expand our fundraising focus in an effort to identify opportunities within the various communities across the country for our businesses to give back, not only with financial contributions to support local charitable causes, but also through “roll up our sleeves” volunteer opportunities. During 2023, Carriage Cares’ community initiatives included support for the Stocking Project by Mrs. Claus, the Boys and Girls Clubs of Greater Houston, and the Mission of Yahweh. Carriage Cares also received over $30,000 in donations from our employees during 2023, reflecting our employees’ sincere generosity and support for the Carriage Cares mission. We are extremely proud of our Carriage Cares team, their employee-led projects and the generosity of our employees, all of which reflects our “People Driven Purpose” culture.

20  Carriage Services

Carriage Culture

Diverse Leadership

As it relates to our focus on people, we also believe diversity is a key component to our success and can be found in a number of areas, including thought, gender, race, ethnicity, age and life experience, among many other areas. Diversity, in all senses of the word, continues to expand within Carriage. For example, within our decentralized owner/operator model, our entrepreneurial Managing Partners who lead our businesses, are our most critical leaders. Over the course of the past several years, we have seen the number of women serving in our Managing Partner roles steadily increase each year. More specifically, the number of women leading our businesses has more than doubled during this short time. For 2023, we continued this trend and we now have thirty-nine (39) women serving as Managing Partners for our businesses. Notably, many of our top producing Sales Managers are women and two of the three most recent additions to our Senior Leadership team, and the two most recent additions to our Board, are women.

Managing Partners Diversity

77% increase of Female Managing Partners since 2018
⬛ Women

Among our Support Center team of 124 employees, as of December 31, 2023, forty-seven percent (47%) are women and sixty-five percent (65%) are racial or ethnic minorities.

It is important to note that none of these numbers are driven by a standardized approach to diversity. These figures are entirely organic and the result of a culture where we will always seek out the very best talent, regardless of gender, race or age. We will continue to focus on recruiting the very best talent which, in our experience, naturally leads to a broadly diverse team.

With that said, it is our thought diversity of which we are most proud and focused. From our businesses to our Support Center, we encourage our employees to be independent thinkers and drive thoughtful

2024 Proxy Statement  21

Carriage Culture

decision-making supported by both data and creativity. We do not subscribe to a “playbook” approach that should be followed by every business, but rather an encouragement to know your employees, customers, and your community and then build a customized approach that best serves those unique stakeholders. One size most certainly does not fit all at Carriage.

The Right Who’s Making the Right Decisions

We believe that when you empower people to make decisions and provide them with resources, you will see positive and lasting results occur organically. For example, as it relates to environmental matters, as our businesses are updated or remodeled, or where we expand our business, we empower our Managing Partners to use energy-efficient lighting, heating, and cooling at their businesses. Managing Partners also have the autonomy to add electric vehicles to their fleets or implement other programs that demonstrate our commitment to operating our businesses in a sustainable manner. A perfect example of this empowerment includes our Las Vegas, NV businesses’ “Memories Taking Root” program offered to the families we serve in that community. On behalf of each family we serve at those businesses, we make a donation to the U.S. Forest Service’s Plant-A-Tree program, with tree seedlings planted in our National Forests. To date, we have made donations to the Plant-A-Tree program that supports planting approximately 880 trees in our National Forests. We are grateful to offer our families in Las Vegas, NV this positive way to commemorate loved ones while creating a beneficial and lasting impact on our environment, a program we may consider expanding in the future to more of our businesses across the country.

Additionally, we partner with and support our Managing Partners and the businesses they lead from our Support Center, which occupies approximately 48,000 square feet of leased office space in Houston, Texas. The home of our Support Center has obtained a LEED Silver Certification, an ENERGY STAR Certified score of 94 and was a MetLife ESG Challenge Award Winner in 2020.

Moreover, we operate cemeteries across several states that have been challenged in recent years by drought and other water usage issues, such as California, Nevada and Idaho. While we have a duty to perpetually maintain and irrigate these cemeteries, our Managing Partners are sensitive to water issues affecting their local communities. As part of an effort to lessen our impact on municipal water sources in those communities, along with being good community partners, we use, where available, water resources drawn from on-site wells or reclaimed water sources for our cemetery maintenance, irrigation and other activities, as opposed to utilizing municipal or other resource-constrained water sources. As of the date of this Proxy Statement, eighteen (18) of our thirty-one, or approximately 58%, of our cemeteries utilized on-site wells or reclaimed water sources for our cemetery maintenance, irrigation and other activities, with one cemetery in the process of completing an on-site well.

58% of our cemeteries utilized on-site wells or reclaimed water sources for our cemetery maintenance, irrigation and other activities

We believe our decentralized approach to operating our businesses leads to not only growth in local markets, but shows our commitment to being good community and environmental partners, along with demonstrating the difference our people and businesses can make in the communities they serve, environmental or otherwise, particularly when they are empowered to lead and customize these local approaches.

Experienced Leadership & Continuous Education, Growth, and Improvement

Leading this “First Who, Then What” approach to culture and decision-making, is our purpose-built Executive Management team and Board, who each bring a unique background and set of skills that help drive the Company’s current focus on continuous improvement in all areas, including governance and social and environmental responsibilities. We are committed to seeking feedback from our various stakeholders and finding ways to continuously improve based on these conversations. While we made

22  Carriage Services

Carriage Culture

significant progress in 2023, as detailed in this Proxy Statement, we have much more opportunity in front of us and look forward to reporting our continued improvement in the years ahead.

As part of our Board’s strategic and risk oversight, the Board continually assesses whether changes to our corporate governance policies and practices are appropriate with regular reviews and updates to not only those policies, but also to our by-laws and committee charters. Our Board is also encouraged to continuously learn and grow through various avenues, including customized questionnaires and discussions surrounding key hypotheticals involving the Company’s future, invitations to attend our regular operations leadership calls to learn more about what is driving performance, as well as educational opportunities both presented during Board and Committee meetings, as well as support to gain additional education outside of meetings.

We encourage our shareholders to take the time to learn more about the unique background of each individual member of the Company’s Executive Management team and Board to better understand these individuals, their stories, and the impact he or she has had on Carriage’s unique culture.

2024 Proxy Statement  23

DIRECTOR COMPENSATION

General

We compensate our non-employee directors through cash payments or unrestricted shares of Common Stock, as elected by the Board member, including retainers. Our Director Compensation Policy provides the following:

Annual Retainer(1)

Board – Independent Director	$140,000

Board – Chairman(2)	$ 10,000

Audit Committee

Chair	$ 10,000

Member	$ —

Compensation Committee

Chair	$ 5,000

Member	$ —

Corporate Governance Committee

Chair	$ 5,000

Member	$ —
(1)	Paid on a quarterly basis in either cash or Common Stock. Retainers are not paid to employee directors.
(2)	The Chairman receives this annual retainer in addition to the retainer paid to other Independent Directors.

Our Director Compensation Policy provides the option for any director to elect to receive their annual retainer, which is paid in quarterly installments, in unrestricted shares of our Common Stock by providing to us written notice. The number of shares of such Common Stock shall be determined by dividing the cash amount of the retainer by the closing price of our Common Stock on the date of grant, which shall be the last business day of each quarter. Such Common Stock shall vest immediately upon grant. Any written notice to receive the retainer in Common Stock shall remain in effect until notice otherwise is made in writing.

Our Director Compensation Policy also provides that any new independent director will receive a grant of $25,000 (in addition to the independent director annual retainer prorated at the time the new director is admitted to the Board) upon appointment or election to the Board, which can be taken in cash or unrestricted shares of our Common Stock. The number of shares of such Common Stock will be determined by dividing the cash amount by the closing price of our Common Stock on the date of grant, which will be the date of admission to the Board. Pursuant to our Director Compensation Policy any such new director grant shall vest immediately.

Our Director Compensation Policy further provides that our employee directors are not separately compensated for their service as directors.

24  Carriage Services

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2023:

Name	Fees Paid in Cash	Fee Paid in Stock(5)	Stock Awards(6)	Total

Barry K. Fingerhut(1)	$ 45,488	$ 36,197	$ —	$ 81,685

Chad Fargason(2)	$ 4,053	$ 72,431	$25,007	$101,491

Donald D. Patteson, Jr.	$160,000	$ —	$ —	$160,000

Douglas B. Meehan	$ 91	$139,909	$ —	$140,000

Dr. Achille Messac(1)	$ 30,328	$ 36,197	$ —	$ 66,525

Julie Sanders(3)	$ 60,890	$ —	$24,980	$ 85,870

Somer Webb(4)	$ 46	$ 70,877	$25,000	$ 95,924
(1)	Reflects compensation paid to Messrs. Fingerhut and Messac through June 15, 2023 and July 24, 2023, respectively, the effective date of their respective resignations as a member of the Board.
(2)

On June 21, 2023, our Board elected Chad Fargason to serve as a Class II Director until the 2025 Annual Meeting of Shareholders. Our Director Compensation Policy provides that any new independent director will receive a grant of $25,000 payable in cash or unrestricted shares of our Common Stock upon being elected a member of the Board. Concurrently with his appointment, the Board issued Mr. Fargason 910 shares of our Common Stock at the closing price on the grant date of $27.48, which vested immediately.

(3)

On July 25, 2023, our Board elected Julie Sanders to serve as a Class II Director until the 2025 Annual Meeting of Shareholders. Our Director Compensation Policy provides that any new independent director will receive a grant of $25,000 payable in cash or unrestricted shares of our Common Stock upon being elected a member of the Board. Concurrently with her appointment, the Board issued Ms. Sanders 743 shares of our Common Stock at the closing price on the grant date of $33.62, which vested immediately. To facilitate a class realignment of the Board, on March 7, 2024, Ms. Sanders resigned from the Board as a Class II director, and, effective March 7, 2024, was re-elected by the Board to serve as a Class I director until the Company’s 2024 Annual Meeting of Shareholders. Ms. Sanders did not receive any additional compensation as a result of her resignation and subsequent appointment.

(4)

On July 5, 2023, our Board elected Somer Webb to serve as a Class I Director until the 2024 Annual Meeting of Shareholders. Our Director Compensation Policy provides that any new independent director will receive a grant of $25,000 payable in cash or unrestricted shares of our Common Stock upon being elected a member of the Board. Concurrently with her appointment, the Board issued Ms. Webb 769 shares of our Common Stock at the closing price on the grant date of $32.51, which vested immediately.

(5)

Reflects the aggregate fair value of the unrestricted shares of Common Stock issued as payment for the quarterly retainers. The fair value is based on the closing stock price on the last trading day of the respective period as follows:

	Barry K. Fingerhut	Chad Fargason	Donald D. Patteson, Jr.	Douglas B. Meehan	Dr. Achille Messac	Julie Sanders	Somer Webb

March 31, 2023

Number of shares	1,186	—	—	1,146	1,186	—	—

Stock price	$30.52	$ —	$ —	$30.52	$30.52	$ —	$ —

June 30, 2023

Number of shares	—	—	—	1,077	—	—	—

Stock price	$ —	$ —	$ —	$32.47	$ —	$ —	$ —

September 30, 2023

Number of shares	—	1,282	—	1,238	—	—	1,227

Stock price	$ —	$28.25	$ —	$28.25	$ —	$ —	$28.25

December 31, 2023

Number of shares	—	1,448	—	1,399	—	—	1,448

Stock price	$ —	$25.01	$ —	$25.01	$ —	$ —	$25.01

2024 Proxy Statement  25

Director Compensation

(6)

Reflects the new independent director grant of $25,000 payable in unrestricted shares of our Common Stock upon being elected a member of the Board. The fair value is based on the closing stock price on the last trading day of the respective period as follows:

	Chad Fargason	Julie Sanders	Somer Webb

June 21, 2023

Number of shares	910	—	—

Stock price	$27.48	$ —	$ —

July 5, 2023

Number of shares	—	—	769

Stock price	$ —	$ —	$32.51

July 25, 2023

Number of shares	—	743	—

Stock price	$ —	$33.62	$ —

26  Carriage Services

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

Stock Ownership of Management

The following table sets forth, as of March 15, 2024, the number of shares beneficially owned and the percentage of the Common Stock held by: (1) each of our directors and director nominees, (2) our Principal Executive Officer and Principal Financial Officer, (3) our other executive officers named in the Summary Compensation Table set forth under “Executive Compensation,” and (4) all our current executive officers and directors as a group. Under the rules of the SEC, on any day, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days of such date through the exercise of currently available conversion rights or options. Except as otherwise stated in the notes to the table, each person named in the table below has sole voting and investment power with respect to the shares indicated.

Beneficial Owner	Common Stock	Stock Options(1)	Number of Shares Beneficially Owned	Percent of Common Stock

Melvin C. Payne(2)(3)	1,165,452	394,293	1,559,745	10.3%

Shawn Phillips	123,902	107,455	231,357	1.5%

Paul D. Elliott(4)	50,707	97,755	148,462	1.0%

Carlos R. Quezada	57,062	68,118	125,180	*

Steven D. Metzger	42,975	50,180	93,155	*

L. Kian Granmayeh	31,162	—	31,162	*

Shane T. Pudenz	14,903	15,470	30,373	*

Rob P. Franch	17,139	5,250	22,389	*

Adeola Olaniyan	10,763	11,160	21,923	*

Donald D. Patteson, Jr.(5)	64,414	—	64,414	*

Douglas B. Meehan(6)	30,177	—	30,177	*

Chad Fargason	8,640	—	8,640	*

Somer Webb	3,444	—	3,444	*

Julie Sanders	743	—	743	*

All current directors and executive officers as a group (14 persons)	1,621,483	749,681	2,371,164	11.3%

*	Indicates less than 1%.
(1)

The ownership of stock options shown in the table includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options granted under our stock option plans. For unexercisable stock options, see “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” in this Proxy Statement.

(2)	Mr. Payne’s holdings include 35,643 shares of Common Stock held by Mr. Payne’s spouse.
(3)	Mr. Payne has 1,201 shares of Common Stock in a taxable brokerage account, which was opened in October 2012, against which there is a margin line of credit limit of approximately $23,000.
(4)

Mr. Elliott’s holdings include 6,029 shares of Common Stock held jointly by himself and his spouse. He also previously had 1,072 shares of Common Stock pledged against a margin account against which there was a margin line of credit of approximately $28,000 that was fully repaid on March 22, 2024.

(5)	Mr. Patteson’s holdings include 1,000 shares of Common Stock held by his spouse in a trust of which she is the trustee and which Mr. Patteson has power of attorney.
(6)	Mr. Meehan’s holdings include 19,375 shares of Common Stock held jointly by himself and his spouse.

2024 Proxy Statement  27

Security Ownership of Directors, Executive Officers and Certain Beneficial Owners

Stock Ownership of Certain Beneficial Owners

As of March 15, 2024, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Exchange Act, other than directors and executive officers whose beneficial ownership is described in the previous table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock

Ameriprise Financial, Inc.(1) 145 Ameriprise Financial Center Minneapolis, MN 55474	1,324,741	8.7%

BlackRock Inc.(2) 50 Hudson Yards New York, NY 10001	1,061,239	7.0%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	899,285	5.9%

(1)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2024. Ameriprise Financial, Inc. has shared voting power as to 1,324,741 shares and shared dispositive power as to 1,324,741 shares.
(2)	Based solely on Schedule 13G/A filed with the SEC on January 26, 2024. BlackRock Inc. has sole voting power as to 1,043,722 shares and sole dispositive power as to 1,061,239 shares.
(3)

Based solely on Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group has shared voting power as to 24,990 shares, shared dispositive power as to 38,177 shares and sole dispositive power as to 861,108 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other of our equity securities on Forms 3, 4, and 5, and to furnish us with copies of all Forms 3, 4, and 5 they file.

The Company believes, based solely on our review of the copies of such forms and written representations from reporting persons, that all filings required to be made under Section 16(a) of the Exchange Act were timely made for the fiscal year ended December 31, 2023.

28  Carriage Services

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Carriage Services, Inc. (“Carriage”) has reviewed and discussed Carriage’s Compensation Discussion and Analysis with Carriage management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of Carriage that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Committee

Somer Webb, Chair

Chad Fargason

Douglas B. Meehan

Donald D. Patteson, Jr.

Julie Sanders

March 29, 2024

2024 Proxy Statement  29

EXECUTIVE MANAGEMENT

The following table sets forth the name, age and title of our Executive Officers as of the date of this Proxy Statement. Our Executive Officers serve at the discretion of our Board. There are no family relationships between any of our directors and our Executive Officers. In addition, there are no arrangements or understandings between any of our Executive Officers and any other person pursuant to which any person was selected as an executive officer.

The Executive Officers of the Company are as follows:

Name	Age	Title
Carlos R. Quezada	53	CEO & Vice Chair of the Board (Principal Executive Officer)
Steven D. Metzger	46	President & Secretary
L. Kian Granmayeh	45	Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)
Rob P. Franch	50	Chief Information Officer
Kathryn Shanley	55	Chief Accounting Officer (Principal Accounting Officer)
Shane T. Pudenz	34	Senior Vice President of Sales & Marketing

The biographical information for Mr. Quezada is located under “Proposal No. 1: Election of Class I Directors – Continuing Directors.”

Steven D. Metzger Age: 46

Steven D. Metzger joined Carriage in May 2018 and serves as our President and Secretary. Previously, Mr. Metzger served as the Company’s Executive Vice President, Chief Administrative Officer, General Counsel & Secretary until his promotion in June 2023. Prior to joining Carriage, Mr. Metzger served as Senior Vice President, General Counsel and Secretary for a publicly traded company in the restaurant industry. Prior to that, he spent seven years with Service Corporation International (“SCI”) where he served in various leadership roles including Managing Counsel for the Legal Department and Chief Compliance Officer for SCI’s registered investment advisor. Mr. Metzger began his career as a litigator at a Houston law firm and received both his B.A. in Government and his Juris Doctorate from the University of Texas at Austin.

30  Carriage Services

EXECUTIVE MANAGEMENT

L. Kian Granmayeh Age: 45

L. Kian Granmayeh joined Carriage in March 2023 and serves as our Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining Carriage, Mr. Granmayeh was Executive Vice President and Chief Financial Officer for Tellurian, Inc. from March 2020 to February 2023. Previously, Mr. Granmayeh served as Tellurian, Inc.’s Director of Investor Relations from August 2019 to March 2020, Director of Special Projects from July 2019 to August 2019 and as a consultant to the Chief Financial Officer from January 2019 to June 2019. Prior to joining Tellurian, Mr. Granmayeh worked at Apache Corporation where he served as a Manager in the Investor Relations and Strategic Planning groups from May 2014 to February 2018. Prior to Apache Corporation, Mr. Granmayeh served as a Vice President, and earlier as an Associate, at Lazard Freres & Co. in their oil and gas investment banking group from 2009 to 2014, during which time he advised on a broad range of advisory-focused transactions, particularly around mergers & acquisitions, restructuring, and debt and equity capital raises. Mr. Granmayeh holds a B.A. in Neuroscience & Behavior from Columbia University and an M.B.A. from Rice University.

Rob P. Franch Age: 50

Rob P. Franch serves as our Chief Information Officer and joined Carriage in April 2022. Prior to joining Carriage, Mr. Franch served as the Chief Technology Officer for Cushman & Wakefield from 2014 to 2022, where he led the application, infrastructure and collaboration delivery to over 48,000 colleagues across 60 countries. Mr. Franch has also held previous senior leadership roles for AON Corporation, Bank of America, and LaSalle Bank. Mr. Franch is a graduate of the University of Iowa.

Kathryn Shanley Age: 55

Kathryn Shanley serves as our Chief Accounting Officer and joined Carriage in March 2024. Prior to joining Carriage, Ms. Shanley served as the Assistant Vice-President and Assistant Controller for SCI from 2014 to 2024 and Director of Operational Accounting from 2011 to 2014. Ms. Shanley joined SCI in 1994 and has held various roles of increasing responsibility, leading SCI’s financial reporting, general accounting and auditing functions. Ms. Shanley is Certified Public Accountant and has a M.S. and B.S. in Business Administration from LeTourneau University.

Shane T. Pudenz Age: 34

Shane T. Pudenz serves as our Senior Vice President of Sales and Marketing and joined Carriage in October of 2020. Prior to his promotion, he served as our Vice President of Sales and Marketing from 2020 to 2023. Prior to joining Carriage, Mr. Pudenz worked in several roles at SCI including: Family Service Counselor, Sales Manager, Market Sales Manager, Senior Sales Manager and Sales Director from 2012 to 2020. Mr. Pudenz has a Bachelor’s Degree in Mass Communications from Grandview University.

2024 Proxy Statement  31

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes in detail the compensation paid to our Named Executive Officers (“NEOs”) listed in the Summary Compensation Table. This section is designed to provide our shareholders with insight into, and an understanding of, our compensation programs and practices, along with the decision-making process as it relates to the compensation of our NEOs.

For 2023, our NEOs were:

Name	Title

Melvin C. Payne(1)	Former CEO & Former Executive Chairman of the Board (Former Principal Executive Officer)

Carlos R. Quezada(1)	CEO & Vice Chairman of the Board (Principal Executive Officer)

C. Benjamin Brink(2)	Former Executive Vice President, Chief Financial Officer & Treasurer (Former Principal Financial Officer)

L. Kian Granmayeh(2)	Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)

Adeola Olaniyan(2)	Corporate Controller (Interim Principal Financial Officer)

Steven D. Metzger	President & Secretary

Shawn R. Phillips	Senior Vice President & Regional Partner

Paul D. Elliott	Senior Vice President & Regional Partner

(1)

On June 21, 2023, the Company announced that the Board appointed Mr. Quezada to serve as the Company’s CEO, effective June 21, 2023, as part of a planned succession of Mr. Payne. Concurrently with the appointment of Mr. Quezada as CEO, Mr. Payne stepped down as CEO of the Company and the Board approved his appointment as Executive Chairman of the Board, effective June 21, 2023. On February 22, 2024, Mr. Payne ceased serving as Executive Chairman of the Board and began serving as a special advisor to the Board and senior management of the Company in a consulting role.

(2)

Mr. Brink resigned from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer), effective January 2, 2023. Also effective on that date, the Company’s Board appointed Adeola Olaniyan to serve as the Company’s interim Principal Financial Officer until a permanent replacement was identified. Effective March 13, 2023, Mr. Granmayeh was appointed to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer).

Enhanced Focus on Compensation in 2024

In connection with many of the governance related improvements that occurred in 2023, our Compensation Committee elected Somer Webb to serve as its new Chair, and she has already taken steps to continue the progress achieved in 2023. Earlier this year, the Committee engaged third-party executive compensation consultant, Pearl Meyer, to advise the Compensation Committee and develop a peer group for the Company. That peer group was then used by Pearl Meyer to provide an evaluation of all aspects of compensation for the Company’s NEOs. Pearl Meyer did not recommend any changes to the current compensation of the NEOs following their evaluation and peer group comparison.

In connection with Pearl Meyer’s review, the Compensation Committee is also finalizing new short-term and long-term incentive compensation plans which will be based entirely on key financial metrics tied to Company performance and creating shareholder value.

Additionally, the Compensation Committee is also finalizing new stock ownership guidelines for both the Executive Management team and Directors. This holistic approach to continuously improving how the Company approaches compensation, is consistent with feedback the Company received from its shareholders following last year’s Annual Meeting. Carriage and its Compensation Committee are committed to continuing to build a compensation approach that is both transparent and aligned with creating shareholder value.

32  Carriage Services

Compensation Discussion and Analysis

Compensation Philosophy and Practices

Carriage’s executive compensation programs align our executive pay with the Company’s operational and financial performance, as well as support our short-term and long-term business objectives. The Compensation Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation and employment agreements affecting Carriage’s NEOs.

During 2023, the Compensation Committee elected a new Chair, Somer Webb, and continued to implement an executive compensation philosophy (the “Philosophy”), which focuses on Company performance and individual leadership and contributions. The Philosophy may be summarized in this manner:

•

to attract, motivate, and retain exceptional leadership talent who are leaders within our high performance culture. These leaders are expected to improve on the Company’s operating performance through attracting and motivating individual business Managing Partners and Support Center leaders with strong leadership characteristics, continuously enhance our support functions, and make sound decisions regarding long-term stockholder value creation, particularly involving capital allocation;

•	to provide transparency between pay, commensurate with individual and team contribution, and our annual and long-term Company performance;

•	to motivate, reward, retain and reinvest in key leadership that has established a proven record of success over time; and

•	to align senior leadership interests with what is best for the Company and thus, what is best for our shareholders.

2024 Proxy Statement  33

Compensation Discussion and Analysis

What We Do

✔  Pay for Performance

•  A significant portion of 2023 executive compensation is performance-based and is tied to our financial performance over the intermediate to long-term period (see the “Annual Cash Incentive Bonuses” and “Long-Term Equity-Based Incentives” sections on pages 39 and 40, respectively, for additional details).

•  Our CEO’s 2023 annual cash incentive was made at the discretion of the Compensation Committee because the CEO sets the long-term vision and intermediate-term strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics.

•  Our 2023 long-term incentive program is discretionary, but takes into consideration long-term operating and financial metrics that we believe will lead to significant shareholder value creation, if achieved.

•  All future short-term and long-term incentive plans will be entirely conditioned upon the achievement of key financial metrics.

✔  Anti-Hedging Policy

•  The Company’s Insider Trading and Anti-Hedging Policy includes provisions that specifically prohibit all employees, including our NEOs and Directors, from entering into any financial instrument or otherwise engage in any transactions that hedge or offset any decrease in the market value or limit the ability to profit from an increase in the market value of the Company’s stock. The Company’s policy also prohibits all employees, including our NEOs and Directors, from buying or selling warrants, puts or calls, options, forward transactions or other derivative securities or instruments involving the Company’s stock. Our Corporate Governance Committee is responsible for reviewing the Company’s compliance programs, including our Insider Trading and Anti-Hedging Policy.

✔  Mitigate Risk

•  We have trading guidelines for officers and directors.

•  We have a Compensation Recovery Policy and clawback provisions that permit the Board to pursue recovery of incentive payments if the payment would have been lower based on restated financial results.

✔  Manage Dilution

•  We regularly evaluate share utilization levels within our long-term incentive plans and we manage the dilutive impact of stock-based compensation to appropriate levels.

•  Under our Board authorized share repurchase program, we had, at March 29, 2024, approximately $48.9 million of share repurchase authorization remaining and have not repurchased under our authorized share repurchase program since June 30, 2022.

What We Do Not Do

✘   No supplemental retirement plans.

✘   No repricing of underwater stock options.

✘   No option exercise prices below 100% of fair market value on the date of grant.

✘   No inclusion of long-term incentive awards in cash severance calculations as part of employment agreements.

✘   No excise tax gross-ups upon change in control.

We regularly engage with shareholders on all matters regarding the Company’s results, operations, leadership and culture including other topics such as executive compensation, retention and succession planning. Mr. Granmayeh leads our investor relations function engaging in various investor meetings throughout the year, with significant involvement from Messrs. Quezada and Metzger. Our ongoing outreach program allows the Executive Management team the opportunity to continually address any questions regarding our compensation philosophy and alignment with the interests of our shareholders.

34  Carriage Services

Compensation Discussion and Analysis

Consideration of Previous Shareholder Advisory Vote

The Compensation Committee also considers the outcome of the Company’s advisory shareholder vote on our NEO compensation program and any associated shareholder outreach efforts when making compensation decisions. At our 2023 Annual Meeting of Shareholders, our shareholders expressed less support for the Company’s proposal to ratify our NEO compensation program than what the Company is used to seeing. This decline in support caused the Company to take action in the form of recruiting new Board members, naming a new Chair for the Compensation Committee, and engaging a third-party executive compensation consultant to advise the Compensation Committee. The majority of the feedback the Company received regarding the decline in support, was related to implementing specific financial metrics for short-term and long-term incentive compensation plans. The Compensation Committee is currently in the process of finalizing those plan designs, with the assistance of Pearl Meyer.

While the shareholder vote to ratify our executive compensation is non-binding and advisory, we will continue to strive to understand and respond to shareholder feedback.

Elements of Compensation

Each element of our executive compensation program for NEOs has been designed to align with our Philosophy and our goal of growing the intrinsic value of Carriage per share for our long-term stockholders through disciplined and consistent high-level execution of our three core models (Standards Operating, Strategic Acquisition and 4E Leadership).

The Compensation Committee currently uses internal data to determine the compensation for most executive leadership positions. Due to the uniqueness of our industry and the size of our Company within the industry, executive officer compensation may be difficult to benchmark against market data. We do have insight into compensation philosophy and structures of main competitors within our industry as well as public companies with similar revenue and EBITDA profiles to remain competitive and retain top talent. We recently engaged Pearl Meyer who helped the Compensation Committee identify a peer group and then evaluated our NEOs compensation in comparison to the newly created peer group. Following their evaluation, Pearl Meyer did not recommend any changes to our NEOs base salaries or short-term or long-term incentive targets.

The allocation between cash and equity compensation and between short-term and long-term incentives, is determined based on the discretion of the Compensation Committee. The ultimate allocation will depend on our future company and individual performance and potentially future changes in our share price. If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with our Philosophy and our commitment to long-term value creation for our shareholders. We believe the elements of our compensation structure create incentives for the executives to take actions and make decisions that will benefit Carriage over the long-term and create long-term value for our shareholders. In partnership with Pearl Meyer, the Compensation Committee is in the process of designing new financial metrics based short-term and long-term incentive plans for our Executive Management team.

2024 Proxy Statement  35

Compensation Discussion and Analysis

Compensation designed for our executive officers consists of:

Pay Element		Description	Purpose

Base Salary		Fixed compensation, subject to annual review and change due to responsibility, performance, and strategic performance.	Provide competitive base pay to hire and retain key talent. Reflect roles, responsibilities, experience and performance.

Short-Term Incentives

Annual cash performance payment. For all NEOs, this award is currently made at the discretion of the Compensation Committee and varies to the degree we achieve our annual financial, operational and strategic performance goals and to the extent to which the executive officer contributes to the achievement.

Provide market competitive cash incentive opportunities that will motivate our executives to achieve and exceed annual financial goals that support our high performance standards.

Align management and shareholder interests by linking pay and performance.

Long-Term Incentives	Restricted Stock:	Time-based awards vesting over a minimum of three years.	Provide market competitive equity award opportunities that will align executive interests with our shareholders and support the retention of key talent.

	Stock Options:	The executive only realizes the potential appreciation in our stock price above the exercise price for stock options.	Encourage executive share ownership and share price appreciation.

	Performance Shares:	The number of performance shares earned by an executive officer, if any, is based on performance over a multi-year period against specific financial and performance goals.	Encourage retention of executives who enhance our ability to create long-term shareholder value. Motivate executives to deliver long-term sustained growth and strong total shareholder return.

Retirement and Other Benefits		Group health and welfare benefit programs and tax-qualified retirement plans. NEOs may be reimbursed for executive physicals and fitness club dues.	Provide for current and future needs of the executives and their families. Enhance recruitment and retention.

Post-Termination Compensation		Our NEOs are party to employment agreements whereby they may be entitled to certain payments upon termination as more fully described herein.	Enhance retention and attraction of management by providing employment protection.

We regularly review how our levels of compensation align with performance and how our mix of pay (base salary versus annual cash incentives and long-term incentives) will allow us to attract and retain executive level leaders, while motivating these leaders to execute upon both annual and long-term goals.

Employment Agreements

All of our NEOs who are currently employed by the Company, have employment agreements with the Company (the “Agreements”). Each of these Agreements are for terms of three years. These Agreements obligate the Company to make certain payments and provide certain benefits to the Company’s executive officers upon a qualifying termination of employment as defined within the Agreements. Pursuant to the Agreements, the executive officers agreed to certain non-competition provisions and other restrictive covenants during the term of his or her employment and for a period of time thereafter. The Agreements supersede any prior agreements entered into by the Company and any of the executive officers. The Agreements for all of the executive officers are identical, except as noted herein.

The Agreements establish, among other things, (a) a minimum base salary, (b) minimum target bonus amounts (expressed as a percentage of base salary), and (c) post-termination payments due in certain scenarios. For a description of the post-termination benefits provided for in the Agreements see the “Potential Payments Upon Termination” section as further discussed herein.

36  Carriage Services

Compensation Discussion and Analysis

Compensation Evaluation Process

Our Compensation Committee has final approval regarding recommendations of executive officer compensation. Mr. Quezada’s role as our CEO in determining executive compensation is to make compensation recommendations to the Compensation Committee based on his assessment of the individual performance of each executive officer in relation to our overall Company performance. Management’s role in determining executive compensation includes:

•

developing, summarizing and presenting compensation information and analysis (generally for one to five years) to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•

developing recommendations for executive officer’s short-term and long-term incentive plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against these plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.

Given our unique organizational culture and the particular sector in which we belong, there are few direct, public company peers. We will review market compensation and direct peer group data in connection with our internal review of the roles and responsibilities of each of our executive positions in order to determine competitive pay levels for each executive officer of the Company, including our NEOs.

During 2023, the Compensation Committee did not engage an independent, third party compensation consultant or use peer group data. Instead, our Executive Management team worked with the Compensation Committee on a compensation program that is aligned, with and tailored to, the uniqueness of our industry, while also taking into account publicly available data of named executive officers of other public companies with similar revenue and EBITDA profiles. However, as discussed in further detail above, the Compensation committee has engaged a compensation consultant in 2024 to assist with the Committee’s current focus described above.

CEO Compensation

Mr. Payne’s average annual total compensation was $4.6 million over the last five years, which reflects compensation paid to Mr. Payne in his prior role of CEO and Executive Chairman, and $2.4 million over the last three years for Mr. Quezada, which reflects compensation paid to Mr. Quezada in his prior non-CEO roles, as a result of each partially serving in the role of CEO during the year ended December 31, 2023. The Compensation Committee believes that this compensation and any additional realized compensation from the increase in equity value, is commensurate with the high level of operating and financial performance by Carriage.

The charts below depict the 2023 mix of total direct compensation (base salary, cash incentive bonus and long-term equity-based incentives) for Mr. Payne, our former CEO and Executive Chairman, and our other NEOs as a whole, and for Mr. Quezada, our current CEO and Vice Chairman, and our other NEOs as a whole. The long-term equity-based incentives are composed of restricted stock awards, which were valued at the stock price on the grant date of $32.69 and stock options, which were valued at $11.70 per share calculated using the Black-Scholes pricing method (refer to “Long-Term Equity-Based Incentives” on page 40 for additional details).

A portion of the 2023 compensation of our NEOs is considered at-risk and is directly affected by our financial results and stock price, both in the amount of total cash compensation earned and the value of outstanding long-term equity awards. As such, 75% of Mr. Payne’s total direct compensation and, on average, 69% of our other NEOs’ total direct compensation, is variable and directly affected by both the Company’s and each NEOs’ performance.

2024 Proxy Statement  37

Compensation Discussion and Analysis

Former CEO & Executive Chairman	Other Named Executive Officers(1)

(1)

Does not include Mr. Brink as a result of his resignation from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023.

Additionally, 75% of Mr. Quezada’s total direct compensation and, on average 66% of our other NEOs total direct compensation, is variable and directly affected by both the Company’s and each NEOs’ performance.

Current CEO & Vice Chairman	Other Named Executive Officers(1)

(1)

Does not include Mr. Brink as a result of his resignation from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023.

Base Salaries

The base salary for each of our NEOs is determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of each executive. Base salaries for our NEOs, are evaluated annually and adjustments are approved by our Compensation Committee based on its evaluation of individual performance.

38  Carriage Services

Compensation Discussion and Analysis

Our Compensation Committee approved the following annual base salaries of our NEOs for 2023:

Named Executive Officers

Melvin C. Payne	$1,000,000

Carlos R. Quezada	$800,000

Steven D. Metzger	$600,000

L. Kian Granmayeh	$500,000

C. Benjamin Brink(1)	$—

Paul D. Elliott	$360,000

Shawn R. Phillips	$360,000

Adeola Olaniyan	$325,000

(1)

Mr. Brink resigned from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which was included as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 2, 2022.

Annual Cash Incentive Bonuses

Melvin C. Payne, CEO; Carlos R. Quezada, CEO

The 2023 cash incentive bonus of $1,250,000 for both Mr. Payne and Mr. Quezada was determined at the Compensation Committee meeting held in February 2024 and was made at the discretion of the Compensation Committee for the following reasons, but not limited to:

•

The CEO sets the long-term Ten-Year Vision and Five-Year Strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics that act as a budget;

•	2023 Performance;

•	2023 Performance compared to 2022 Performance and Five-Year Trend;

•	Strategic goals and execution thereof that could change the course and composition of the Company;

•	Equity valuation;

•	Leadership development, particularly as it relates to members of the Strategic Vision and Principles Group; and
•

As it relates to Mr. Quezada’s cash incentive bonus for 2023, the Compensation Committee took into consideration the significant time and leadership required in connection with the Company’s review of strategic alternatives.

Other Named Executive Officers

The 2023 cash incentive bonuses for Messrs. Metzger, Granmayeh, Elliott and Phillips and Ms. Olaniyan were determined at the Compensation Committee meeting held in February 2024 and were based upon previously established bonus targets as a percentage of base salary in addition to individual contributions, responsibilities, and Company financial and operational performance results during 2023.

2024 Proxy Statement  39

Compensation Discussion and Analysis

The table below sets forth the 2023 base salary, the incentive bonus targets and the actual incentive bonus payments, as a percentage of base salary, for Messrs. Metzger, Granmayeh, Elliott and Phillips and Ms. Olaniyan. As a result of Mr. Brink’s resignation, he was not awarded a cash incentive bonus. As it relates to Mr. Metzger’s cash incentive bonus for 2023, the Compensation Committee took into consideration the significant time and leadership required in connection with the Company’s review of strategic alternatives.

	Annual Base Salary		Individual 2023 Bonus Paid(2)
Named Executive Officers		Target(1)	Amount Paid	% of Salary

Steven D. Metzger	$600,000	125%	$937,500	156%

L. Kian Granmayeh(3)	$500,000	100%	$401,370	80%

C. Benjamin Brink(4)	$ —	—%	$ —	—%

Paul D. Elliott	$360,000	50%	$135,000	38%

Shawn R. Phillips	$360,000	50%	$180,000	50%

Adeola Olaniyan	$325,000	30%	$ 97,500	30%

(1)	Target is based on a percentage of base salary in effect in 2023.
(2)	Actual cash incentive bonus paid in 2024 for performance in 2023.
(3)	Mr. Granmayeh’s bonus paid was prorated from his start date of March 13, 2023.
(4)

Reflects no bonus paid to Mr. Brink because he resigned from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023.

Long-Term Equity-Based Incentives

We maintain the 2017 Omnibus Incentive Plan (the “2017 Plan”) pursuant to which we have granted our NEOs restricted stock, stock options or performance-based stock awards.

Annual Long-Term Incentive Grants

Restricted stock, stock options and performance awards may be awarded by our Compensation Committee after consideration of each individual’s performance toward our recent goals, as well as expected contributions to our long-term success. Our Compensation Committee believes that these forms of equity ownership help align the executive’s interests closely with those of our shareholders and incentivize our executives to contribute to the long-term growth and success of Carriage.

Our Compensation Committee established 2023 long-term incentive targets for our NEOs, as shown in the table below:

Named Executive Officers	Annual Base Salary	Target(1)	LTI Awarded	% of Salary

Melvin C. Payne	$1,000,000	200%	$1,786,057	179%

Carlos R. Quezada(2)	$800,000	200%	$844,127	106%

Steven D. Metzger	$600,000	175%	$703,276	117%

L. Kian Granmayeh(3)	$500,000	175%	$481,800	96%

C. Benjamin Brink(4)	$ —	—%	$ —	—%

Paul D. Elliott	$360,000	150%	$433,702	120%

Shawn R. Phillips	$360,000	150%	$433,702	120%

Adeola Olaniyan	$325,000	30%	$86,302	27%

(1)	Target is based on a percentage of base salary in effect in 2023.
(2)	In connection with Mr. Quezada’s promotion to CEO on June 21, 2023, his target increased from 175% to 200%.
(3)	On March 13, 2023, Mr. Granmayeh was granted 15,000 shares of restricted stock at a stock price of $32.12 which vest over three years.
(4)

Reflects no LTI target for Mr. Brink. On January 2, 2023, Mr. Brink was granted 30,000 shares of common stock at a stock price of $27.54 in accordance with his Separation and Release Agreement pertaining to his resignation from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer), which was included as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 2, 2022.

40  Carriage Services

Compensation Discussion and Analysis

All long-term incentive awards granted are tied to the future performance of the Company and align with long-term value creation interests for our shareholders. For the 2023 grant, as a result of the financial performance of the Company during the year ended December 31, 2022, our Compensation Committee, in its discretion, adjusted downward the long-term incentive grants for our NEOs.

The following chart describes the February 23, 2023 grant of long-term incentive awards to our NEOs:

Long-Term Incentive Element	Vesting Period/Term	Grant/Exercise Price

Restricted Stock	3 year vest	$32.69

Stock Options	3 year vest; 10 year term	$32.69

Performance Awards	N/A	N/A

Our Compensation Committee believes that this element of our long-term incentive program properly aligns management’s long-term compensation with the Company’s compensation Philosophy and our mission of maximizing value per share for long-term shareholders. Generally, our long-term incentive programs allow for more simplicity in structure and the transparency for management to focus on operations and performance.

All vested incentive awards are payable in shares of our Common Stock. More detailed information regarding the long-term incentive grant is set forth above as well as in Note 18, Shareholder’s Equity, to the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K.

Executive Compensation Policies and Practices as they relate to our Risk Management

Our Compensation Committee reviews annually the principal components of executive compensation. Our Compensation Committee believes that these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures that promote long-term value creation per share. As a result, our Compensation Committee has made a determination that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

For compensation in excess of $1 million, Section 162(m) of the Internal Revenue Code of 1986, as amended generally, limits our ability to take a federal income tax deduction for compensation paid to covered employees. Our Compensation Committee does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes.

We recognize compensation expense in an amount equal to the fair value of the share-based awards over the period of vesting. Fair value is determined on the date of the grant. The fair value of restricted stock is determined using the stock price on the grant date. The fair value of options is determined using either the Black-Scholes valuation model or the Monte-Carlo simulation pricing model. The fair value of the performance awards related to the stock price is determined using the Monte-Carlo simulation pricing model. More detailed information and related assumptions regarding the 2023 long-term incentive grants are set forth in Note 18, Shareholder’s Equity, to the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K.

2024 Proxy Statement  41

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation for the fiscal years ended December 31, 2023, 2022 and 2021, with respect to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Melvin C. Payne	2023	$1,000,000	$1,250,000	$1,006,198	$779,859	$25,937	$4,061,994
CEO & Chairman of the Board	2022	$1,000,000	$925,000	$—	$1,390,400	$73,469	$3,388,869
(Principal Executive Officer)	2021	$900,000	$1,200,000	$—	$3,204,500	$42,281	$5,346,781
Carlos R. Quezada	2023	$702,000	$1,250,000	$475,640	$368,487	$16,460	$2,812,587
CEO & Vice Chairman of the Board	2022	$600,000	$540,000	$—	$869,000	$20,251	$2,029,251
(Principal Executive Officer)	2021	$400,000	$500,000	$851,191	$507,000	$57,849	$2,316,040
Steven D. Metzger	2023	$551,000	$937,500	$396,203	$307,073	$17,827	$2,209,603
Executive Vice President, Chief Administrative Officer, General	2022	$500,000	$337,500	$—	$695,200	$12,791	$1,545,491
Counsel & Secretary	2021	$400,000	$400,000	$851,191	$507,000	$10,150	$2,168,341
L. Kian Granmayeh	2023	$394,000	$401,370	$481,800	$—	$19,570	$1,296,740
Executive Vice President,	2022	$—	$—	$—	$—	$—	$—
Chief Financial Officer & Treasurer (Principal Financial Officer)	2021	$—	$—	$—	$—	$—	$—
C. Benjamin Brink(1)	2023	$—	$—	$826,200	$—	$500,000	$1,326,200
Executive Vice President,	2022	$500,000	$—	$—	$695,200	$398,569	$1,593,769
Chief Financial Officer & Treasurer (Principal Financial Officer)	2021	$400,000	$400,000	$851,191	$507,000	$14,314	$2,172,505
Paul D. Elliott	2023	$360,000	$135,000	$244,194	$189,508	$146,808	$1,075,510
Senior Vice President &	2022	$—	$—	$—	$—	$—	$—
Regional Partner	2021	$—	$—	$—	$—	$—	$—
Shawn R. Phillips	2023	$360,000	$180,000	$244,194	$189,508	$13,972	$987,674
Senior Vice President &	2022	$360,000	$162,000	$—	$434,500	$44,879	$1,001,379
Regional Partner	2021	$340,000	$250,000	$—	$507,000	$13,083	$1,110,083
Adeola Olaniyan	2023	$319,000	$97,500	$86,302	$—	$15,122	$517,924
Corporate Controller	2022	$—	$—	$—	$—	$—	$—
(Principal Financial Officer)	2021	$—	$—	$—	$—	$—	$—

(1)

Mr. Brink resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which provided for, (i) a one-time payment; (ii) the continuation of certain salary payments to Mr. Brink for twenty-four months following January 2, 2023; and (iii) a grant of Company stock.

(2)

Reflects the grant date fair value of restricted stock awards granted in February 2023 computed in accordance with FASB ASC Topic 718. For restricted stock awards granted on February 22, 2023, this column reflects the number of shares awarded multiplied by the grant date closing price of $32.69. For restricted stock awards granted on March 13, 2023, this column reflects the number of shares awarded multiplied by the grant date closing price of $32.12. The restricted stock awards vest based on continued service at 33 1/3% per year beginning on the first anniversary date of the grant.

(3)

Reflects the grant date fair value of the stock options granted on February 22, 2023 computed in accordance with ASC Topic 718. The value of these stock options was $11.70 per share calculated using the Black-Scholes pricing method. The stock options will vest over three years beginning on the first anniversary date of the grant. The assumptions made in the valuation of these stock options are set forth in Note 18, Shareholder’s Equity, to the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K.

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Executive Compensation

(4)	The following table describes each component of the “All Other Compensation” column for 2023 in the Summary Compensation Table with respect to our NEOs.

Name	401(k) Matching Contributions ($)(2)	HSA Matching Contributions ($)(3)	Dividends on Unvested Restricted Stock($)(4)	Perquisites and other Personal Benefits ($)(5)	Severance Payments	Total All Other Compensation ($)

Melvin C. Payne	$11,550	$—	$10,388	$3,999	$—	$25,937

Carlos R. Quezada	$5,640	$—	$4,911	$5,909	$—	$16,460

Steven D. Metzger	$11,550	$—	$4,090	$2,187	$—	$17,827

L. Kian Granmayeh	$10,135	$—	$5,062	$4,373	$—	$19,570

C. Benjamin Brink(1)	$—	$—	$—	$—	$500,000	$500,000

Paul D. Elliott	$7,996	$—	$2,521	$136,291	$—	$146,808

Shawn R. Phillips	$5,827	$750	$2,521	$4,874	$—	$13,972

Adeola Olaniyan	$11,550	$1,000	$891	$1,681	$—	$15,122

(1)

Mr. Brink resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which provided for, (i) a one-time payment; (ii) the continuation of certain salary payments to Mr. Brink for twenty-four months following January 2, 2023; and (iii) a grant of Company stock.

(2)	The amounts represent matching contributions by the Company to the accounts of NEOs in our 401(k) Plan.
(3)	The amounts represent matching contributions by the Company to the health savings accounts of NEOs.
(4)	The amounts represent dividends on unvested restricted stock of NEOs.
(5)

The amount reflects benefits received for family members’ travel and reimbursement of certain travel expenses paid to our NEOs for award trips hosted by the Company. Additionally, with respect to Messrs. Payne and Elliott, this includes $2,150 for the payment of certain club membership dues and $127,000 for the value of stock options exercised in 2023, respectively.

Grants of Plan-Based Awards

On February 22, 2023, we granted our NEOs stock options from the 2017 Plan. The following table sets forth information regarding these grants:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#))(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melvin C. Payne	2/22/23	—	—	—	—	—	—	30,780	66,666	$32.69	$1,786,057
Carlos R. Quezada	2/22/23	—	—	—	—	—	—	14,550	31,500	$32.69	$844,127
Steven D. Metzger	2/22/23	—	—	—	—	—	—	12,120	26,250	$32.69	$703,276
L. Kian Granmayeh	3/13/23	—	—	—	—	—	—	15,000	—	$—	$481,800
C. Benjamin Brink(1)	1/2/23	—	—	—	—	—	—	30,000	—	$—	$826,200
Paul D. Elliott	2/22/23	—	—	—	—	—	—	7,470	16,200	$32.69	$433,702
Shawn R. Phillips	2/22/23	—	—	—	—	—	—	7,470	16,200	$32.69	$433,702
Adeola Olaniyan	2/22/23	—	—	—	—	—	—	2,640	—	$—	$86,301

(1)

On January 2, 2023, Mr. Brink was granted 30,000 shares of common stock at a stock price of $27.54 in accordance with his Separation and Release Agreement pertaining to his resignation from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer), which provided for, (i) a one-time payment; (ii) the continuation of certain salary payments to Mr. Brink for twenty-four months following January 2, 2023; and (iii) a grant of Company stock.

(2)

These are restricted stock awards that vest over three years. The grant date fair value of restricted stock awards is the number of awards multiplied by the stock price on the grant date (calculated in accordance with ASC 718), which was $32.69 and $32.12 per share on February 22, 2023 and March 13, 2023, respectively.

(3)

These are stock options that vest over three years. The grant date fair value of the stock options is the number of options multiplied by the option value on the grant date (calculated in accordance with ASC 718), which was $11.70 per share on February 22, 2023. The assumptions made in the valuation of these stock options are set forth in Note 18, Shareholder’s Equity, to the Consolidated Financial Statements in our 2023 Annual Report on Form 10-K.

(4)	Reflects the grant date fair value of the stock option awards and the grant date fair value of the restricted stock awards.

2024 Proxy Statement  43

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

Awards Outstanding at December 31, 2023:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(6)

Melvin C. Payne(1)	54,545	—	—	$20.06	2/21/2025	30,780	$769,808	181,019	$4,527,285
	116,100	—	—	$26.54	2/21/2025	—	—	—	—
	50,000	—	—	$25.43	5/22/2024	—	—	—	—
	50,000	100,000	—	$34.79	5/22/2024	—	—	—	—
	60,000	90,000	—	$34.79	5/22/2024	—	—	—	—
	11,426	68,574	—	$49.48	5/22/2024	—	—	—	—
	—	66,666	—	$32.69	5/22/2024	—	—	—	—

Carlos R. Quezada	13,333	—	—	$18.02	6/25/2030	14,550	$363,896	77,580	$1,940,276

	20,000	30,000	—	$34.79	2/17/2031	—	—	—	—

	7,142	42,858	—	$49.48	2/23/2032	—	—	—	—

	—	31,500	—	$32.69	2/22/2033	—	—	—	—

Steven D. Metzger	20,000	30,000	—	$34.79	2/17/2031	12,120	$303,121	77,580	$1,940,276

	5,716	34,284	—	$49.48	2/23/2032	—	—	—	—

	—	26,250	—	$32.69	2/22/2033	—	—	—	—

L. Kian Granmayeh	—	—	—	$—	—	15,000	$375,150	—	$—

C. Benjamin Brink(2)	—	—	—	$—	—	—	$—	—	$—

Paul D. Elliott	38,600	—	—	$26.54	3/21/2027	7,470	$186,825	45,255	$1,131,828

	16,610	—	—	$25.43	2/14/2028	—	—	—	—

	20,000	30,000	—	$34.79	2/17/2031	—	—	—	—

	3,574	21,426	—	$49.48	2/23/2032	—	—	—	—

	—	16,200	—	$32.69	2/22/2033	—	—	—	—

Shawn R. Phillips	9,700	—	—	$20.06	2/23/2026	7,470	$186,825	45,255	$1,131,828

	38,600	—	—	$26.54	3/21/2027	—	—	—	—

	16,610	—	—	$25.43	2/14/2028	—	—	—	—

	20,000	30,000	—	$34.79	2/17/2031	—	—	—	—

	3,574	21,426	—	$49.48	2/23/2032	—	—	—	—

	—	16,200	—	$32.69	2/22/2033	—	—	—	—

Adeola Olaniyan	2,360	—	—	$26.54	3/21/2027	2,640	$66,026	20,688	$517,407

	4,800	7,200	—	$34.79	2/17/2031	—	—	—	—

	800	3,200	—	$49.48	2/23/2032	—	—	—	—

(1)

On February 22, 2024, Mr. Payne ceased serving as Executive Chairman of the Board and began serving as a special advisor to the Board and management of the Company in a consulting role. In connection with his resignation, we entered into a Transition Agreement with Mr. Payne that sets forth the terms of his severance payments, which was filed on Form 8-K on February 22, 2024. Accordingly, Mr. Payne is no longer employed by the Company. In accordance with the Second Amended and Restated 2006 Long-Term Incentive Plan, Mr. Payne has one year to exercise his vested options granted under this plan and three months to exercise his vested options under the 2017 Plan.

(2)

Mr. Brink resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which provided for, (i) a one-time payment; (ii) the continuation of certain salary payments to Mr. Brink for twenty-four months following January 2, 2023; and (iii) a grant of Company stock.

(3)

The unexercisable stock options expiring February 17, 2031, vest in equal increments over the next three years, the 100,000 unexercisable stock options for Mr. Payne were canceled in connection with his Transition Agreement, the unexercised stock

44  Carriage Services

Executive Compensation

options expiring on February 23, 2032 vest in equal increments over the next six years and the unexercised stock options expiring on February 22, 2033 vest in equal increments over the next three years.

(4)	Calculated using the closing price of our Common Stock on December 31, 2023, which was $25.01 per share.
(5)

At December 31, 2023, we had satisfied certain performance criteria for the first three target payouts (20%, 25% and 30% CAGR targets) of our 2020 performance-based stock awards. As such, this column reflects the number of performance-based stock awards that will vest at the fifth target payout (40% CAGR target), which represents the maximum potential target payout, provided the NEOs are continuously employed with the Company on December 31, 2024.

(6)	Represents the number of performance-based stock awards that will vest at the 40% CAGR target multiplied by $25.01, which is the closing price of our Common Stock on December 31, 2023.

Option Exercises and Stock Vestings

The following table sets forth information regarding the option exercises and stock vestings for the fiscal year ended December 31, 2023 with respect to our NEOs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Melvin C. Payne	—	$—	—	$—
Carlos R. Quezada	—	$—	—	$—
C. Benjamin Brink(1)	56,900	$410,837	30,000	$826,200
L. Kian Granmayeh	—	$—	—	$—
Steven D. Metzger	—	$—	—	$—
Paul Elliott(2)	17,300	$127,501	—	$—
Shawn Phillips	—	$—	—	$—
Adeola Olaniyan	—	$—	—	$—

(1)

Mr. Brink exercised 12,000 options on March 31, 2023, 16,535 options on July 27, 2023 and 28,365 options on August 1, 2023. He surrendered 10,874, 13,605 and 24,576 shares, respectively, to pay the option price and taxes associated with these exercises. Mr. Brink was also granted 30,000 shares of common stock at a stock price of $27.54 in accordance with his Separation and Release Agreement pertaining to his resignation from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer), which vested immediately. He surrendered 1,001 shares to pay the taxes associated with this vesting. The value realized on his stock vesting is calculated using the closing price of our Common Stock on the date that the shares vested.

(2)	Mr. Elliott exercised a total of 17,300 options on May 23, 2023 and surrendered 13,388 shares to pay the option price and taxes associated with this exercise.

2024 Proxy Statement  45

Executive Compensation

Potential Payments Upon Termination

The following table sets forth the amounts that would have been payable to certain of our NEOs upon the death, disability, involuntary termination without cause not within a corporate change period, or involuntary termination without cause within a corporate change period of the applicable NEO, had such scenarios occurred on December 31, 2023. Amounts reported with respect to equity-based awards are reported assuming the closing price of our Common Stock on December 31, 2023 of $25.01 per share.

Event	Melvin C. Payne(8)	Carlos R. Quezada	Steven D. Metzger	C. Benjamin Brink(9)	L. Kian Granmayeh	Paul Elliott	Shawn Phillips	Adeola Olaniyan(10)
Death or Disability
Base salary(1)	$—	$2,400,000	$1,800,000	$—	$1,104,167	$660,000	$660,000	$—
Target annual bonus(2)	—	1,000,000	750,000	—	500,000	180,000	180,000	—
Benefits continuation(3)	—	52,130	16,155	—	31,575	52,130	31,929	—
Equity awards(4)(5)	—	1,769,207	1,708,433	—	375,150	1,006,602	1,006,602	—

Total	$—	$5,221,337	$4,274,588	$—	$2,010,892	$1,898,732	$1,878,531	$—

Termination without cause (without a Corporate Change)
Cash severance(6)	$—	$2,600,000	$1,950,000	$—	$1,500,000	$900,000	$900,000	$—
Benefits continuation(3)	—	52,130	16,155	—	31,575	52,130	31,929	—
Equity awards(4)(5)	—	—	—	—	—	—	—	—

Total	$—	$2,652,130	$1,966,155	$—	$1,531,575	$952,130	$931,929	$—

Termination without cause (following a Corporate Change)
Cash severance(7)	$—	$2,600,000	$1,950,000	$—	$1,500,000	$900,000	$900,000	$—
Benefits continuation(3)	—	52,130	16,155	—	31,575	52,130	31,929	—
Equity awards(4)(5)	—	1,769,207	1,708,433	—	375,150	1,006,602	1,006,602	—

Total	$—	$4,421,337	$3,674,588	$—	$1,906,725	$1,958,732	$1,938,531	$—

(1)

Pursuant to the terms of employment agreements in effect on December 31, 2023, these amounts reflect NEO’s base salary payments, which are to be made in installments, through the end of the initial term or any then-existing renewal term in effect at the time of the NEO’s death or disability.

(2)

Reflects payment of annual bonus pursuant to the terms of employment agreements in effect on December 31, 2023. These amounts represent 100% of the target bonus payout due to the assumption that such NEOs’ employment terminated on the last day of the year.

(3)	Amounts reflect estimated cost of benefits continuation for 18 months pursuant to the terms of employment agreements in effect on December 31, 2023.
(4)

Reflects accelerated vesting of stock options, restricted stock and performance-based awards pursuant to the terms of employment agreements in effect on December 31, 2023 upon death, disability, involuntary termination without cause not within a corporate change period, or involuntary termination without cause within a corporate change period.

(5)

At December 31, 2023, we had satisfied certain performance criteria for the first three target payouts (20%, 25% and 30% CAGR targets) of our 2020 performance-based stock awards. As such, the amount of performance-based shares issuable at the 30% CAGR target was included in the calculation and upon a triggering event shall be paid within 60 days following the end of any of applicable performance period.

(6)

Amounts reflect cash severance payable under the terms of employment agreements in effect on December 31, 2023, which represents two years base salary continuation and a pro-rated target annual bonus for the year in which the termination occurs. These amounts represent 100% of the target bonus payout due to the assumption that such NEOs’ employment terminated on the last day of the year.

46  Carriage Services

Executive Compensation

(7)

Amounts reflect cash severance payable under the terms of employment agreements in effect on December 31, 2023, which represents a lump sum equal to two times the sum of NEOs’ base salary in effect on the Termination Date (or as of the date of the Corporate Change, if higher), plus target annual bonus.

(8)

Mr. Payne resigned from his position as CEO on June 21, 2023 and was appointed by the Board as Executive Chairman, effective on that same date. On February 21, 2024, Mr. Payne ceased serving as Executive Chairmen of the Board and began serving as a special advisor to the Board and senior management of the Company in a consulting role. In connection with his resignation, we entered into a Transition Agreement with Mr. Payne that sets forth the terms of his severance payments, which was filed on Form 8-K on February 22, 2024. Accordingly, we have excluded calculating any potential payments upon termination for Mr. Payne as he is no longer employed by the Company.

(9)

Mr. Brink resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which provided for, (i) a one-time payment; (ii) the continuation of certain salary payments to Mr. Brink for twenty-four months following January 2, 2023; and (iii) a grant of Company stock. Accordingly, we have excluded calculating any potential payments upon termination for Mr. Brink as he is no longer employed by the Company.

(10)	Ms. Olaniyan does not have an employment agreement with the Company.

Employment Agreements

As previously discussed, each of our NEOs have employment agreements (the “Agreements”) with terms of three years, with the exception of Mr. Brink, who resigned from his position as an employee and entered into a separation agreement with the Company and Mr. Payne who entered into a Transition Agreement with the Company as of February 22, 2024, which terminated his prior employment agreement with the Company, each as more fully discussed below. In addition, Ms. Olaniyan does not have an employment agreement with the Company. Pursuant to the Agreements, each NEO agreed to certain non-competition provisions and other restrictive covenants, during the term of his or her employment and for a period of time thereafter. The Agreements supersede any prior agreements entered into by the Company and any of the NEOs. The Agreements for all of the NEOs are identical, except as noted above.

The Agreements establish, among other things, (a) a minimum base salary, (b) a target annual bonus (expressed as a percentage of base salary), and (c) post-termination payments due in certain scenarios. For a description of the post-termination benefits provided for under the Agreements see “Executive Compensation-Potential Payments Upon Termination,” further discussed herein. The Company believes it is in the best interest of shareholders to ensure the executive leadership team have employment agreements which align with the Company’s goal of driving performance and creating long-term shareholder value.

Long-Term Incentive Plan Awards

Pursuant to the terms of our 2017 Plan, except as otherwise provided in an award agreement, upon a change of control, as defined by the 2017 Plan, all then-outstanding awards shall immediately vest and be settled in accordance with the 2017 Plan. This immediate vesting shall not occur in the event a replacement award, as defined by the 2017 Plan, is issued to a participant in connection with a change of control. In the event a replacement award is issued to a participant and a subsequent qualifying termination, as defined by the 2017 Plan, occurs within the one-year period following a change of control, all replacement awards held by the participant shall become fully vested and free of restrictions in accordance with the 2017 Plan.

Separation Agreement with Mr. Brink

Mr. Brink resigned from his position as the Company’s Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, Mr. Brink and the Company entered into a separation and release agreement (the “Separation Agreement”) which provided for, among other things, (i) the continuation of Mr. Brink’s base salary for fifty-two (52) bi-weekly pay periods; (ii) a one-time payment; and (iii) a grant of 30,000 shares of Carriage’s common stock. Under the terms of the Separation Agreement, Mr. Brink retained all vested equity awards and all unvested equity awards were cancelled as of January 2, 2023, for which he has no right or claim.

2024 Proxy Statement  47

Executive Compensation

Transition Agreement with Mr. Payne

On February 22, 2024, Mr. Payne ceased serving as Executive Chairman of the Board and began serving as a special advisor to the Board and Executive Management of the Company in a consulting role. In connection with his resignation, we entered into a Transition Agreement with Mr. Payne that sets forth the terms of his severance payments, which was filed on Form 8-K on February 22, 2024. Accordingly, Mr. Payne is no longer employed by the Company.

Pension Benefits

We do not sponsor a pension plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform Consumer Protection Act, and Item 402(u) of Regulation S-K, the following items are discussed below: (i) the median of the annual total compensation of all employees, excluding Messrs. Payne and Quezada, our CEOs during the fiscal year ended December 31, 2023; (ii) the annual total compensation of our CEO; and (iii) the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO. This information is intended to provide our shareholders with a company-specific metric that can assist in their evaluation of our Company’s executive compensation practices.

To identify the median of the total annual compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•	For 2023, we calculated the CEO pay ratio separately for both Messrs. Payne and Quezada, each of whom partially served in the role of CEO during the year ended December 31, 2023.

•

We determined that as of December 31, 2023, our employee population consisted of 2,602 individuals with all of these individuals located in the United States. This population consisted of 1,249 full-time and 1,353 part-time employees. Our part-time employees are an integral part of our business and due to our industry, are dedicated members of our community, but may only work on a very limited, as requested basis. We selected December 31, 2023, which is in the last three months of our most recent fiscal year, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

•

To determine the “median employee” from our employee population, we examined the amount of salary, bonus, wages and other taxable income items of our employees as reported by us to the Internal Revenue Service on Form W-2 for 2023. The “median employee’s” annual total compensation included the Company matching amount provided in our Section 401(k) employee savings plan. In making the determination, we annualized the compensation of approximately 525 employees who were hired in 2023, but did not work for us the entire fiscal year. This population consisted of 256 full-time and 269 part-time employees.

•

We determined our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. Since all of our employees are located in the United States, as is our CEO, we did not make any cost of living adjustments when identifying the “median employee.”

•

Once we determined our median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of approximately $25,418.

•

With respect to the annual compensation of both Messrs. Payne and Quezada, we used the amount reported in the “Total $” column of our Summary Compensation Table for the year 2023 included above in this Proxy Statement.

48  Carriage Services

Executive Compensation

•

There has been no major change in our employee population or our employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

For the fiscal year ended December 31, 2023:

•

The median employee is an Ambassador in the community, working on an as-needed or by request basis, proactively participating in civic and community events that create a lasting heritage for our businesses;

•	The median annual total compensation of all employees of our Company (other than our CEO’s) was approximately $25,418; and

•

The annual total compensation for each of Messrs. Payne and Quezada, who each partially served as our CEO during 2023, was $4,061,994 and $2,812,587, respectively, as reported in the Summary Compensation Table included in this Proxy Statement.

Based on this information, for 2023, the ratio of the annual total compensation of Messrs. Payne and Quezada to the annual total median compensation of all other employees was 160 to 1 and 111 to 1, respectively.

2024 Proxy Statement  49

Executive Compensation

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align our executive compensation with the Company’s performance, please see our “Compensation Discussion and Analysis” section as discussed herein. The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022 and 2023, and our financial performance for each such fiscal year as calculated in accordance with SEC rules:
Pay Versus Performance Table
Melvin C. Payne was our Principle Executive Officer (“PEO”) for each year presented until he stepped down on June 21, 2023, with Carlos R. Quezada becoming our PEO on that same date. For disclosure purposes, we have calculated Mr. Payne’s and Mr. Quezada’s time as PEO separately.

					Value of Initial Fixed $100		Net Income	Adjusted Diluted EPS (7)
Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)

2023	$4,061,994	$3,029,501	$1,483,339	$1,266,971	$103.16	$150.44	$33,412,785	$2.19

2022	$3,388,869	$(11,180,443)	$1,542,473	$(2,833,284)	$111.80	$146.44	$41,381,015	$2.61

2021	$5,346,781	$20,948,505	$1,941,742	$6,205,152	$258.27	$154.34	$33,158,600	$3.02

2020	$2,355,678	$4,618,240	$616,344	$1,335,480	$124.23	$104.60	$16,090,223	$1.86
The individuals comprising the
Non-PEO
NEOs for each year presented are listed below:

2020	2021	2022	2023

Carlos R. Quezada	Carlos R. Quezada	Carlos R. Quezada	Carlos R. Quezada

Steven D. Metzger	Steven D. Metzger	Steven D. Metzger	Steven D. Metzger

C. Benjamin Brink	C. Benjamin Brink	C. Benjamin Brink	C. Benjamin Brink (8)

Shawn R. Phillips	Shawn R. Phillips	Shawn R. Phillips	Shawn R. Phillips

Viki K. Blinderman			L. Kian Granmayeh

Paul D. Elliott

Adeola Olaniyan

(1)
The dollar amounts reported for Mr. Payne under “Summary Compensation Table Total” are the amounts of total compensation reported for Mr. Payne for each corresponding year in the “Total” column of the Summary Compensation Table as reflected on page 42.

  Carriage Services

Executive Compensation

(2)
The dollar amounts reported for Mr. Payne under “Compensation Actually Paid” represent the amount of “compensation actually paid” to Mr. Payne, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Payne during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to Mr. Payne’s’ total compensation for each year to determine the compensation actually paid:

	Melvin C. Payne

	2020	2021	2022	2023

Total Compensation as reported in SCT	$2,355,678	$5,346,781	$3,388,869	$4,061,994

Fair value of equity awards granted during fiscal year	(541,642)	(3,204,500)	(1,390,400)	(1,786,057)

Fair value of equity compensation granted in current year-value at end of year-end	3,593,567	8,525,500	479,200	1,310,469

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(139,082)	1,603,605	(677,628)	214,901

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	500,901	8,677,119	(12,980,484)	(771,806)

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(1,151,182)	—	—	—

Compensation Actually Paid to PEO	$4,618,240	$20,948,505	$(11,180,443)	$3,029,501

(3)
The dollar amounts reported under Average Summary Compensation Total for non-PEO
NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Payne) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are shown in the table above.

(4)
The dollar amounts reported under Average Compensation Actually Paid for non-PEO
NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Payne), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

	NEO Averages

	2020	2021	2022	2023

Total Compensation as reported in SCT	$616,344	$1,941,742	$1,542,473	$1,483,339

Fair value of equity awards granted during fiscal year	(135,408)	(1,145,393)	(673,475)	(497,151)

Fair value of equity compensation granted in current year-value at end of year-end	889,310	3,209,772	232,113	368,827

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(30,041)	36,869	(210,007)	49,292

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	111,674	2,162,162	(3,724,388)	(137,336)

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(116,399)	—	—	—

Compensation Actually Paid to NEO	$1,335,480	$6,205,152	$(2,833,284)	$1,266,971

(5)
Total Shareholder Return assumes that the value of the investment in our common stock was $100 on the last trading day of December 2019, and that all dividends were reinvested. Performance data is provided as of the last trading day of each of our last four fiscal years.

(6)
Our 2023 Peer Group consists of SCI, Matthews International Corp. (“Matthews”) and Park Lawn Corporation (“Park Lawn”) (the “Peer Group”). We assumed that the value of the investment in the Peer Group was $100 on the last trading day of December 2019, and that all dividends were reinvested. Performance data for the Peer Group is provided as of the last trading day of each of our last three fiscal years.

2024 Proxy Statement

Executive Compensation

(7)
Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items. We determined Adjusted Diluted Earnings Per Share to be the most important financial performance measure used to link the Company’s performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs. We may determine a different financial performance measure to be the most important financial performance measure in future years.

(8)
Mr. Brink was not included in this calculation as a result of his resignation from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023.

Pay Versus Performance Table
Carlos R. Quezada was our Principle Executive Officer (“PEO”) for 2023 beginning June 21, 2023.

					Value of Initial Fixed $100		Net Income	Adjusted Diluted EPS (7)
Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)

2023	$2,812,587	$2,422,461	$1,217,490	$1,035,873	$103.16	$150.44	$33,412,785	$2.19
The individuals comprising the
Non-PEO
NEOs for 2023 are listed below:

2023

Steven D. Metzger

C. Benjamin Brink (8)

Shawn R. Phillips

L. Kian Granmayeh

Paul D. Elliott

Adeola Olaniyan

(1)
The dollar amounts reported for Mr. Quezada under “Summary Compensation Table Total” are the amounts of total compensation reported for Mr. Quezada for each corresponding year in the “Total” column of the Summary Compensation Table as reflected on page 42.

(2)
The dollar amounts reported for Mr. Quezada under “Compensation Actually Paid” represent the amount of “compensation actually paid” to Mr. Quezada, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Quezada during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to Mr. Quezada’s’ total compensation for each year to determine the compensation actually paid:

Carlos R. Quezada

2023

Total Compensation as reported in SCT	$2,812,587

Fair value of equity awards granted during fiscal year	(844,127)

Fair value of equity compensation granted in current year-value at end of year-end	619,361

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	72,901

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(238,261)

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—

Compensation Actually Paid to PEO	$2,422,461

(3)
The dollar amounts reported under Average Summary Compensation Total for non-PEO
NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding any individual serving as our CEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are shown in the table above.

  Carriage Services

Executive Compensation

(4)
The dollar amounts reported under Average Compensation Actually Paid for non-PEO
NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding any individual serving as our CEO), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

NEO Averages

2023

Total Compensation as reported in SCT	$1,217,490

Fair value of equity awards granted during fiscal year	(427,756)

Fair value of equity compensation granted in current year-value at end of year-end	318,720

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	44,570

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(117,151)

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—

Compensation Actually Paid to NEO	$1,035,873

(5)	See footnote 5 to the former PEO table with respect to our Total Shareholder Return definition.
(6)	See footnote 6 to the former PEO table with respect to our 2023 Peer Group definition.
(7)	See footnote 7 to the former PEO table with respect to our Adjusted Diluted Earnings Per Share definition.
(8)
Mr. Brink was not included in this calculation as a result of his resignation from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023.

Financial Performance Measures
As described in greater detail in our “Compensation Discussion and Analysis” section beginning on page 32, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:

•	Net Income;

•	Adjusted Consolidated EBITDA; and

•	Adjusted Diluted Earnings Per Share.

2024 Proxy Statement

Executive Compensation

Analysis of the Information Presented in the Pay Versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay Versus Performance Table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation vs Total Shareholder Return

  Carriage Services

Executive Compensation

Compensation vs Net Income

2024 Proxy Statement

Executive Compensation

Compensation vs Adjusted Diluted EPS

  Carriage Services

PROPOSAL NO. 2:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

In accordance with Schedule 14A of the Exchange Act, and as a matter of good corporate governance, we seek your vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation.”

We urge our shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our Named Executive Officers’ compensation policies and programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing under the “Executive Compensation” section of this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers. Our Compensation Committee believes that the policies and programs articulated in the “Compensation Discussion and Analysis” section are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to our high performance culture.

Accordingly, we are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement by voting “FOR” the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Carriage’s Named Executive Officers, as disclosed in the Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC (including, but not limited to, the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables, notes and narrative).”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the advisory vote on Named Executive Officer compensation when making future compensation decisions.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

2024 Proxy Statement  57

AUDIT COMMITTEE REPORT

The Audit Committee of the Board (the “Audit Committee”) of the Company is comprised of five directors, each of whom has been determined by our Board to be independent and financially literate under the NYSE’s listing standard requirements and the rules and regulations of the SEC. The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, available on our website at www.carriageservices.com.

As set forth in the Audit Committee Charter, the Audit Committee assists our Board in fulfilling its oversight regarding, among other things:

•	the integrity of our financial statements, including the adequacy and effectiveness of the Company’s financial reporting and disclosure controls and procedures;

•	the engagement of the Company’s independent registered public auditor, including its qualifications, independence and performance;

•	the performance, function and design of the Company’s internal audit function; and

•	the compliance by the Company with legal and regulatory requirements.

With respect to the Company’s financial reporting process, Company management is responsible for establishing and maintaining internal controls and preparing the Company’s financial statements. Our independent registered public accounting firm for the fiscal year ended December 31, 2023, Grant Thornton LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2023 with Company management. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP their independence.

Based on the Audit Committee’s review and discussions with management and Grant Thornton LLP referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Audit Committee

Donald D. Patteson, Jr., Chairman

Chad Fargason

Douglas B. Meehan

Julie Sanders

Somer Webb

March 29, 2024

58  Carriage Services

PROPOSAL NO. 3:

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

General

Our Audit Committee has selected Grant Thornton to audit our consolidated financial statements. Grant Thornton has served as our independent registered public accounting firm since 2014.

Representatives of Grant Thornton are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

Although ratification is not required by Delaware law, our bylaws or otherwise, our Board is submitting our Audit Committee’s appointment of Grant Thornton to our shareholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders. If the appointment of Grant Thornton is not ratified, our Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, our Audit Committee is required to annually pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the audit firm’s independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. All audit fees for 2023 and 2022 were pre-approved by our Audit Committee.

Audit Fees

Fees billed to us by Grant Thornton during 2023 and 2022 were as follows:

	Year Ended December 31,

	2023	2022

Audit fees	$1,316,300	$1,232,060

Audit-Related fees	$—	$—

The Company did not engage any firm to perform non-audit services during these years.

2024 Proxy Statement  59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions; Pre-Approval of Related Party Transactions

Our Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that Company decisions are based on consideration other than the best interests of the Company and its shareholders. While the Board prefers to avoid related party transactions as a general matter, it recognizes, nevertheless, that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products of a nature, quality or quantity on terms that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties. Consequently, the Board has established procedures to identify, review, approve, and ratify transactions with related persons and bring them to the attention of our Board for consideration. These procedures include formal written questionnaires to our directors and executive officers. Each year, we require our directors and executive officers to complete a questionnaire that requires them to identify and describe any transactions with Carriage that they or their respective related parties may have been involved in, whether or not material.

In accordance with our Related Party Transactions Review Policy (the “Policy”), the Audit Committee of our Board has the primary responsibility to review and discuss with management and ultimately approve any transaction or courses of dealing with related parties. For example, prior to entering into any related party transactions, our Policy requires any related party to promptly inform the Company’s General Counsel, where the amount involved is more than $120,000 or, even if the amount involved is less than $120,000, if the related party should reasonably believe that the transaction(s) could create the appearance of a conflict of interest or otherwise could be viewed as not being in the best interests of the Company and its shareholders. Following notice of a potential related party transaction, along with receiving certain required information from the related party, our General Counsel will review and determine whether the transaction is a related party transaction, which upon making such determination will submit for review and approval to the disinterested members of the Audit Committee for consideration at its next scheduled meeting or, if the General Counsel, in consultation with the CEO or the Chief Financial Officer, determines that it is not practical to wait until the next Audit Committee meeting, the Chair of the Audit Committee has the authority to act between meetings, so long as the Chair of the Audit Committee is not the related party in the related party transaction. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arm’s length. Certain transactions, including, for example, compensation, certain charitable contributions, regulated transactions and certain bank-related services, are considered pre-approved, even if the aggregate amount involved will exceed $120,000, and thus do not require specific approval under the Policy.

Our Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of us and our shareholders. The policies and procedures for related party transactions are documented in our Policy and our Code of Business Conduct and Ethics, copies of which are available on our website at www.carriageservices.com.

Related Party Transactions

Since January 1, 2023, there were no reportable transactions between Carriage and related persons, and there are no such currently proposed or anticipated transactions.

60  Carriage Services

OTHER BUSINESS

Management does not intend to bring any other business before our Annual Meeting and has not been informed that any other matters are to be presented at our Annual Meeting by others. If other matters properly come before our Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

2024 Proxy Statement  61

SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Pursuant to rules promulgated by the SEC, shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at our 2025 Annual Meeting of Shareholders may do so by following the procedures set forth under Rule 14a-8 of the Exchange Act. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 no later than November 29, 2024. However, if the date of our 2025 Annual Meeting of Shareholders is more than 30 days from the date of the 2024 Annual Meeting of Shareholders, then the deadline shall be a reasonable time before we begin to print and send our proxy materials for our 2025 Annual Meeting of Shareholders.

In addition, pursuant to our bylaws, a shareholder may recommend nominees for director not for inclusion in our proxy materials, as further discussed herein in our “Corporate Governance – Direction Nomination Process” section. For all other shareholder proposals intended for presentation at our 2025 Annual Meeting of Shareholders, but not for inclusion in our 2024 proxy materials, a shareholder must deliver a copy of the proposal to our Corporate Secretary at our principal offices listed above no less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. For our 2025 Annual Meeting of Shareholders, the deadline will be February 13, 2025, based on upon this year’s Annual Meeting occurring on May 14, 2024.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter timely and properly presented by a shareholder at our 2024 Annual Meeting of Shareholders that the shareholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless the shareholder satisfies the other requirements of Rule 14a-4(c)(2) of the Exchange Act. If we receive untimely notice of the matter and the matter nonetheless is permitted to be presented at our 2025 Annual Meeting of Shareholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

62  Carriage Services

ADDITIONAL INFORMATION

Annual Report

Our Annual Report to Shareholders for the year ended December 31, 2023 (our “Annual Report”) is being delivered electronically or mailed, if so elected, to all shareholders entitled to vote at our Annual Meeting. Our Annual Report does not form any part of the proxy soliciting materials.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, but not including exhibits, is also available at www.carriageservices.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request to the Corporate Secretary in writing at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, or call our Corporate Secretary at 713-332-8400. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). Such requests should be directed to the Corporate Secretary of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE

REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO VOTE VIA THE

INTERNET OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE

PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Steven D. Metzger

President & Secretary

Houston, Texas

March 29, 2024

2024 Proxy Statement  63

INNOVATION. **PARTNERSHIP.** SERVICE

CARRIAGE SERVICES, INC.

(713) 332.8400

3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

ANNUAL MEETING SERVICES, OF SHAREHOLDERS OF CARRIAGE SERVICES, INC. 3040 Post Oak Blvd., Lobby Conference Room Houston, Texas 77056 May 14, 2024 9:00 a.m. Central Time Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400 Please complete, sign, date and mail your proxy card in the envelope provided as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 14, 2024: The Proxy Statement and 2023 Annual Report to Shareholders are available on the Internet at https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials Please detach along perforated line and mail in the envelope provided. 20230300000000001000 3 051424 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of two Class I Directors for a three-year term ending at the 2027 Annual Meeting of Shareholders. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: Julie Sanders Somer Webb 2. To approve on an advisory basis our 2023 Named Executive Officers’ compensation. 3. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2024. Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof. FOR AGAINST ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF CARRIAGE SERVICES, INC. 3040 Post Oak Blvd., Lobby Conference Room Houston, Texas 77056 May 14, 2024 9:00 a.m. Central Time Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 14, 2024: The Proxy Statement and 2023 Annual Report to Shareholders are available on the Internet at https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20230300000000001000 3 051424 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES, AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of two Class I Directors for a three-year term ending at the 2027 Annual Meeting of Shareholders. Julie Sanders Somer Webb FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 2. To approve on an advisory basis our 2023 Named Executive Officers’ compensation. 3. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2024. Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.